UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
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☐	Soliciting Material Pursuant to §240.14a-12
GETTY REALTY CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GETTY REALTY CORP.

292 MADISON AVENUE, 9TH FLOOR, NEW YORK, NEW YORK 10017-6318
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 27, 2021
To the Stockholders of GETTY REALTY CORP.:
NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Getty Realty Corp., a Maryland corporation (the “Company”), will be held on April 27, 2021 at 2:30 p.m. Eastern Time in a virtual format only. You will not be able to attend the Annual Meeting in person. To be admitted to the virtual Annual Meeting, you should go to www.virtualshareholdermeeting.com/GTY2021 and enter the control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. You will be deemed present and may vote at the virtual Annual Meeting by following the instructions available on the meeting website during the meeting.
As set forth in the attached proxy statement, the Annual Meeting will be held for the following purposes:
(1)	to elect a Board of Directors of six directors to hold office until our 2022 annual meeting and until their successors are elected and qualified;
(2)	to hold an advisory vote to approve named executive officer compensation;
(3)	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2021; and
(4)	to approve the Getty Realty Corp. Third Amended and Restated 2004 Omnibus Incentive Compensation Plan.
We will also transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
The Proxy Statement accompanying this Notice more fully describes the proposals to be voted on at the Annual Meeting.
Only stockholders of record at the close of business on March 2, 2021 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.
On or about March 18, 2021, we are furnishing proxy materials to our stockholders through the internet as permitted under the rules of the Securities and Exchange Commission. Under these rules, many stockholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability of Proxy Materials”) instead of a paper copy of the Notice of Annual Meeting of Stockholders and Proxy Statement, our proxy card, and our Annual Report to Stockholders. We believe that this process gives us the opportunity to serve our stockholders more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and postage. Stockholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials by mail. The Notice of Internet Availability of Proxy Materials instructs you how to access and review the proxy materials and our Annual Report beginning on or about March 18, 2021. The Notice of Internet Availability of Proxy Materials also instructs you how you may submit your proxy over the internet.
By Order of the Board of Directors,
/s/ Joshua Dicker
New York, New York	Joshua Dicker
March 16, 2021	Executive Vice President, General Counsel and Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE READ THE PROXY STATEMENT AND COMPLETE A PROXY CARD FOR YOUR SHARES AS SOON AS POSSIBLE. YOU MAY VIA THE INTERNET AUTHORIZE A PROXY HOLDER TO VOTE YOUR SHARES BY FOLLOWING THE INSTRUCTIONS ON THE WEBSITE INDICATED IN THE NOTICE MAILED TO YOU REGARDING THE AVAILABILITY OF PROXY MATERIALS. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, YOU SHOULD PROVIDE INSTRUCTIONS TO YOUR BROKER, BANK, NOMINEE OR OTHER INSTITUTION ON HOW TO VOTE YOUR SHARES. YOU MAY ALSO REQUEST A PAPER PROXY CARD TO SUBMIT YOUR VOTE BY MAIL. IF YOU VIRTUALLY ATTEND THE ANNUAL MEETING AND VOTE VIA THE MEETING WEBSITE, THAT VOTE WILL REVOKE ANY PROXY YOU MAY HAVE PREVIOUSLY SUBMITTED. IF YOU HOLD SHARES IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, THEN, IN ORDER TO VOTE YOUR SHARES VIA THE MEETING WEBSITE DURING THE MEETING, YOU MUST ENTER THE CONTROL NUMBER FOUND ON YOUR PROXY CARD, VOTING INSTRUCTION FORM OR NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS.
YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.

GETTY REALTY CORP.

PROXY STATEMENT SUMMARY
2021 ANNUAL MEETING OF STOCKHOLDERS
Date and Time:	April 27, 2021 at 2:30 p.m. Eastern Time
Place:	Virtually at www.virtualshareholdermeeting.com/GTY2021
Record Date:	March 2, 2021
Voting Items and Board of Directors Recommendations
	Proposal Description	Board Vote Recommendation	Page Number with More Information
Proposal 1	Election of six Directors	“FOR” all nominees	4
Proposal 2	Advisory vote to approve named executive officer compensation	“FOR”	35
Proposal 3	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2021	“FOR”	38
Proposal 4	Approve the Getty Realty Corp. Third Amended and Restated 2004 Omnibus Incentive Compensation Plan	“FOR”	39
This Proxy Statement Summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider before voting. Please carefully read the complete Proxy Statement and Getty’s Annual Report on Form 10-K before voting.

Page
GETTY REALTY CORP. PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS	1

Record Date, Voting Rights, Outstanding Shares and Quorum	1
Voting Requirements	1
Vote Required	1
Broker Non-Votes	2
Solicitation of Proxies	2
Notice Regarding the Internet Availability of Proxy Materials	2

PROPOSAL NO. 1 ELECTION OF DIRECTORS (Item No. 1 on the Proxy Card)	4

Nominees for Election at the Annual Meeting	4

CORPORATE GOVERNANCE AND RELATED MATTERS	8

Board of Directors and Board Leadership Structure	8
Role of Board of Directors in Risk Oversight	9
Independence of Directors	9
Directors’ Meetings	10
Committees	10
Contacting the Board of Directors	13
Executive Officers	14
Former Executive Officer	14
Corporate Responsibility	14

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF SHARES	17

EXECUTIVE COMPENSATION	19

Compensation Discussion and Analysis	19
2020 Company Performance Highlights	19
Getty’s Compensation Program	20
Management Changes in 2020	24
Base Salary	24
Incentive Compensation	25
Retirement Plans	26
Anti-Hedging and Anti-Pledging Policy	26
Compensation Committee Report	26
Summary Compensation Table	27
All Other Compensation	28
2020 Compensation Disclosure Ratio of the Median Annual Total Compensation of All Company Employees to the Annual Total Compensation of the Company’s Chief Executive Officer	28
2020 Grants of Plan Based Awards	29
2020 Outstanding Equity Awards at Year-End	30
2020 Option Exercises and Stock Vested	31
Nonqualified Deferred Compensation	32

GETTY REALTY CORP.
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Getty Realty Corp. (hereinafter called the “Company” or “Getty”), to be voted at the Company’s Annual Meeting to be held in a virtual format only at www.virtualshareholdermeeting.com/GTY2021 on April 27, 2021 at 2:30 p.m. Eastern Time, and at any adjournments or postponements thereof (the “Annual Meeting”), for the purposes of (1) electing six directors to Getty’s Board of Directors; (2) holding an advisory vote to approve named executive officer compensation; (3) ratifying the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm; and (4) approving the Getty Realty Corp. Third Amended and Restated 2004 Omnibus Incentive Compensation Plan. We will also transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Record Date, Voting Rights, Outstanding Shares and Quorum
At the close of business on March 2, 2021, the record date for stockholders entitled to notice of and to vote at the Annual Meeting, there were 43,751,920 shares of Getty common stock outstanding. Only the holders of record of our common stock as of the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Each outstanding share of common stock is entitled to one vote. The shares of common stock vote as a single class. In order to constitute a quorum at the Annual Meeting, there must be present virtually, or by proxy, stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting.
Under Maryland law, shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker, bank, nominee or other record holder which are present virtually or by proxy at the Annual Meeting, but with respect to which such broker, bank, nominee or other record holder lacks discretionary authority to vote the shares and has not received voting instructions from the beneficial owner of the shares to vote on a particular proposal and is thus not empowered by the beneficial owner to vote the shares on such proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.
Voting Requirements
If your shares are held in the name of a broker, bank, nominee or other record holder, you will receive instructions from the holder of record on how to vote your shares. You must follow the instructions of the holder of record in order for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares during the Annual Meeting, you should go to the meeting website and enter the control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”).
All valid proxies received before the Annual Meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy with respect to any one or more of the proposals, the shares will be voted in favor of such proposal(s). At the discretion of the persons named on the enclosed proxy card or vote instruction form, such proxy holder may also vote on any other matter that may properly come before the Annual Meeting or any adjournments or postponements thereof.
Vote Required
If a quorum is achieved at the Annual Meeting, the following voting requirements will apply:
1.
Election of Directors. The affirmative vote of a plurality of all votes cast at the Annual Meeting at which a quorum is present is required for the election of each nominee to our Board of Directors. With respect to each director nominee, you may vote “for” such nominee or “withhold” your vote as to such nominee. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Director nominees with the most votes cast “for” such nominee’s election will be elected to our Board of Directors.

•	For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.

2.
Advisory vote to approve named executive officer compensation. The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present is necessary to approve the advisory vote on executive compensation.

•
For purposes of the advisory vote to approve the named executive officer compensation, abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of this proposal.

3.
Ratify the appointment of PricewaterhouseCoopers LLP. The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present is required to ratify the appointment of the independent registered public accounting firm.

•
For purposes of the appointment of PricewaterhouseCoopers LLP, abstentions are not considered votes cast and will have no effect on the outcome of this proposal. (The ratification of the appointment of auditors is considered a “routine” matter under The New York Stock Exchange (“NYSE”) rules for which brokers, banks, nominees or other record holders have discretionary authority to vote without receiving instructions from the beneficial owner of the shares. See “Broker Non-Votes” below for further information.)

4.
Approve the Getty Realty Corp. Third Amended and Restated 2004 Omnibus Incentive Compensation Plan. The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting at which a quorum is present is required for approval of the Getty Realty Corp. Third Amended and Restated 2004 Omnibus Incentive Compensation Plan.

•
For purposes of the vote to approve the Getty Realty Corp. Third Amended and Restated 2004 Omnibus Incentive Compensation Plan and under the Rules of the NYSE, abstentions will have the same effect as a vote against the proposal. Broker non-votes are not considered votes cast and will have no effect on the outcome of this proposal.

Broker Non-Votes
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank, nominee or other record holder holding the shares as to how to vote on matters deemed “non-routine” under NYSE rules and, therefore, lacks discretionary authority to vote the shares without voting instructions from the beneficial owner. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank, nominee or other record holder holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank, nominee or other record holder can still vote the shares with respect to matters that are considered to be “routine” under NYSE rules, but cannot vote the shares with respect to “non-routine” matters. With respect to the four proposals set forth in this Proxy Statement, only Proposal 3 – Ratification of the Appointment of PricewaterhouseCoopers LLP – is considered to be “routine” and brokers, banks, nominees or other record holders will have discretionary voting power with respect to such proposal. We encourage you to provide instructions to your broker, bank, nominee or other record holder regarding the voting of your shares in order to ensure that your shares are represented at the Annual Meeting. See “Vote Required” section above for the treatment of broker non-votes with respect to each of the four proposals.
If you vote by proxy, the individuals named on the proxy card (your “proxies” or “proxy holders”) will vote your shares in the manner you indicate.
Solicitation of Proxies
We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail through our employees, we will request brokers, banks, nominees or other record holders, custodians and fiduciaries to solicit customers for whom they hold our stock and we will reimburse them for their reasonable, out-of-pocket costs in connection with the solicitation of proxies. We may also use the services of our officers, directors and others to solicit proxies personally or by telephone, without additional compensation.
Notice Regarding the Internet Availability of Proxy Materials
From the date of mailing of the Notice of Internet Availability through the conclusion of the Annual Meeting, stockholders will be able to access all of the proxy materials on the internet at www.proxyvote.com. The proxy materials will be available free of charge. The Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials (including our Annual Report to stockholders) over the internet or through other methods specified at the website designated in the Notice of Internet Availability. The designated website contains instructions as to how to vote your shares over the internet or by telephone. The Notice of Internet Availability also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice of Internet Availability and would like to receive a printed copy of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.
The rules and regulations adopted by the Securities and Exchange Commission (the “SEC”) permit us to deliver a single Notice of Internet Availability or set of Annual Meeting materials to one address shared by two or more of our stockholders. We have delivered only one copy of the Notice of Internet Availability or set of Annual Meeting materials to multiple stockholders who share the same address, unless we received contrary instructions from the affected stockholders prior to the mailing date. We will promptly deliver, upon written or oral request, a separate copy of the Notice of Internet Availability or set of proxy materials to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice of Internet Availability or sets of proxy materials, contact Broadridge Financial Solutions, Inc. at 1-800-542-1061, or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices of Internet Availability of Proxy Materials or set of proxy materials for your household, please contact Broadridge at the above phone number or address.
The Notice of Internet Availability or set of proxy materials will be sent to stockholders, and will be available on the internet, on or about March 18, 2021.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
(Item No. 1 on the Proxy Card)
Nominees for Election at the Annual Meeting
Getty’s directors are elected at each annual meeting of stockholders and hold office for a term of one year and until their respective successors are elected and qualified. The Board of Directors has nominated six candidates for election as directors for a one-year term ending at the 2022 annual meeting of the Company’s stockholders or when their successors are duly elected and qualified. As discussed below, effective February 23, 2021, Mr. Liebowitz retired from the Board of Directors, resulting in a vacancy on the Board of Directors.
The affirmative vote of a plurality of all votes cast at the Annual Meeting is required for the election of each nominee to our Board of Directors. With respect to each director, you may vote “for” such nominee or “withhold” your vote as to such nominee. Director nominees with the most votes cast “for” such nominee’s election will be elected to our Board of Directors. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.
You may use the proxy card furnished to you to cast your votes for the election of the director nominees named in the table below. In the event that any of the nominees should become unable or unwilling to serve as a director prior to the Annual Meeting, we intend to vote your proxy “for” the election of the substitute nominee, if any, who is designated by the Board of Directors. For additional information about how we identify and evaluate nominees for director, see “Committees – Nominating/Corporate Governance Committee” at page 11 of this Proxy Statement.
Set forth below is information regarding the directors nominated for election at the Annual Meeting, including background information and information regarding the specific experience, qualifications, attributes and skills that support the conclusion that these nominees should serve as directors of Getty. We believe that our Board of Directors is comprised of a makeup of individuals with a diversity of professional, personal, and experiential backgrounds, including with respect to skills, education, industry experience, and demographic characteristics such as age, gender, and geographic location.
Name and Age	Information Regarding Nominees
Milton Cooper – 92
Mr. Cooper has served as a director of Getty since 1971 and as Chairman of the Compensation Committee since 2006. He also has served as a member of the Nominating/Corporate Governance Committee since before 1993.

Mr. Cooper is the Executive Chairman of the Board of Directors for Kimco Realty Corporation (“Kimco”), a NYSE listed real estate investment trust (“REIT”), which is one of the nation’s largest owners and operators of neighborhood and community shopping centers. Mr. Cooper has served as the Chairman of the Board of Directors and Chief Executive Officer of Kimco from its initial public offering in 1991 to 2009 and was a director and President of Kimco prior thereto. In 1956, Mr. Cooper co-founded the predecessor business that became Kimco.

Mr. Cooper is a nationally recognized leader of the modern REIT industry. He has received the National Association of Real Estate Investment Trusts Industry Leadership Award for his significant and lasting contribution to the REIT industry. From 1983 through April 2012, he was also a director of Blue Ridge Real Estate/Big Boulder Corporation, a real estate management and land development firm. Mr. Cooper has also served as a member of the Executive Committee of the Board of Governors of the National Association of Real Estate Investment Trusts.

Mr. Cooper is one of our longest-serving members of our Board of Directors and also one of our largest individual stockholders. Mr. Cooper is a trusted advisor and highly qualified for our Board of Directors.

Name and Age	Information Regarding Nominees
Philip E. Coviello – 77
Mr. Coviello has served as a director of Getty since 1996 and as Chairman of the Audit Committee since 2000. Mr. Coviello also has served on the Compensation Committee since 2007 and on the Nominating/Corporate Governance Committee since 1999.

Mr. Coviello has served as a director of Kimco since 2008, serves as Chairman of Kimco’s Audit Committee and also serves on Kimco’s Executive Compensation Committee and Nominating/Corporate Governance Committee. Mr. Coviello was a partner in Latham & Watkins LLP, an international law firm, until his retirement from the firm as of December 31, 2003.

Mr. Coviello’s qualifications to serve on our Board of Directors include his many years of legal experience counseling boards of directors and senior management of public and private companies on a wide range of corporate and securities law issues, including mergers and acquisitions, securities offerings and corporate governance, regulatory compliance and other matters.

Christopher J. Constant – 42
Mr. Constant has served as a director of Getty since January 1, 2016, concurrent with his appointment as President and Chief Executive Officer of the Company effective at that time. Mr. Constant joined the Company in November 2010 as Director of Planning and Corporate Development and advanced within the Company to Treasurer in May 2012, Vice President in May 2013, Chief Financial Officer in December 2013, and President and Chief Executive Officer as of January 1, 2016.

Prior to joining Getty, Mr. Constant was a Vice President in the corporate finance department of Morgan Joseph & Co. Inc. and began his career in the corporate finance department at ING Barings.

Mr. Constant’s qualifications to serve on our Board of Directors include his past experience in investment banking, totaling over ten years, including his past leadership role as Vice President in the investment banking firm Morgan Joseph & Co. Inc., and his diverse knowledge of financial and capital markets and corporate development strategies, specifically as they relate to the real estate industry and REITs. In addition, Mr. Constant has extensive knowledge of the Company’s business strategies, finances and operations cultivated through his service as President and Chief Executive Officer since 2016 and in various other executive capacities with the Company since 2010. Mr. Constant has been a driving force behind the execution of numerous specialized projects and strategic initiatives during his tenure at Getty. His knowledge of our business, finances, operations and compliance requirements, and his demonstrated effective leadership within the Company, qualify Mr. Constant as a valuable member of our Board of Directors.

Name and Age	Information Regarding Nominees
Mary Lou Malanoski – 64
Ms. Malanoski has served as a director of Getty since October 2018. She has also served as a member of the Audit Committee since October 2018.

Ms. Malanoski is currently Chief Financial Officer of S2K Partners Co. LLC. Previously, she was the Chief Operating Officer at Morgan Joseph TriArtisan, an investment bank focused on the mid-market, where she also had served as Head of Banking and Chief Financial Officer. Prior to Morgan Joseph TriArtisan, she was a founder and principal of New Street Advisors, a boutique broker-dealer, and New Street Investments, a firm focused primarily on non-control investments in private companies. Prior to New Street Advisors, she was a senior team member at New Street Capital, a private investment firm which managed the assets of the reorganized Drexel Burnham Lambert. Ms. Malanoski began her career as an investment banker at Drexel Burnham Lambert. She also is a member of the Board of Directors for Phibro Animal Health Corporation and Morgan Joseph TriArtisan.

Ms. Malanoski’s qualifications to serve on our Board of Directors include her over 30 years of experience on Wall Street in various roles. Ms. Malanoski is an accomplished leader and an experienced board member who brings a unique and independent perspective to our Board of Directors.

Richard E. Montag – 88
Mr. Montag has served as a director of Getty since 2010. He also has served as a member of the Compensation Committee since 2010 and as a member of the Audit Committee since 2010.

Mr. Montag was a director of FNC Realty Corporation (f/k/a Frank’s Nursery & Crafts, Inc.) from 2004 until 2005; Enterprise Asset Management, Inc. from 2003 until 2004; Hills Stores Company from 1997 to 1998, and Getty Petroleum Marketing Inc. from 1996 until 2000. From 1982 until 1998, Mr. Montag was the Vice President of Real Estate Development for The Richard E. Jacobs Group.

Mr. Montag’s qualifications to serve on our Board of Directors include his demonstrated leadership and management experience and strong understanding of public company governance and operations through his prior service on three public company boards. Mr. Montag also possesses experience as a director of Getty Petroleum Marketing Inc. from October 1996 until December 2000 and as a senior executive in the real estate industry, including his prior position as Vice President with The Richard E. Jacobs Group, one of the nation’s most established and respected owners, developers, and managers of commercial real estate.

Name and Age	Information Regarding Nominees
Howard B. Safenowitz – 62
Mr. Safenowitz has served as a director of Getty since December 1998 and as Lead Independent Director of Getty since February 2010. He also has served as Chairman of the Nominating/Corporate Governance Committee since 2005. In addition, Mr. Safenowitz has served on the Compensation Committee since 1999 and on the Audit Committee since 2005.

Together with attributed family interests, Mr. Safenowitz is also one of the Company’s largest stockholders. Mr. Safenowitz is the President of Safenowitz Family Corp., an investment firm, since 1997. From 1990 to 2003, he was employed by The Walt Disney Company where he served as Senior Vice President, Business Affairs of Buena Vista Motion Pictures from March 2001 until April 2003 and prior thereto as Vice President, Business Affairs of Walt Disney Pictures and Television from 1996 until 2001. Mr. Safenowitz practiced corporate and transactional law in New York and California from 1983 until joining The Walt Disney Company in 1990. He also served as a director of Getty Petroleum Marketing Inc. from December 1998 until December 2000.

Mr. Safenowitz’s qualifications to serve on our Board of Directors include his significant experience with and knowledge of Getty, along with his prior service as a director of Getty Petroleum Marketing Inc. until December 2000, which together provide him with a valuable perspective on core business matters that face our Company. In addition, his experience as a corporate lawyer, as well as his position as the president of Safenowitz Family Corp. and his past leadership experience at The Walt Disney Company, have provided Mr. Safenowitz demonstrated leadership and management skills contributing to his value as an advisor to our Company.

Recommendation
The Board of Directors unanimously recommends that you vote “FOR” the election of each nominee for director.
Former Director Not Standing for Re-Election at the Annual Meeting
Name and Age	Information Regarding Nominees
Leo Liebowitz – 93
At the meeting of the Board of Directors held on February 23, 2021, Mr. Liebowitz retired from his position as Chairman of the Board and from his role as a director of the Company.

Mr. Liebowitz served as Chairman of the Board of Directors of the Company since 1971, as Getty’s Chief Executive Officer from 1985 until 2010, and as Getty’s President from 1971 until 2004.

In 1955, Mr. Liebowitz co-founded the predecessor business that became our Company and was one of our longest-serving members of our Board of Directors.

Mr. Liebowitz also served as Chairman, Chief Executive Officer and a director of Getty Petroleum Marketing Inc. from 1996 until 2000, and as a director of the Regional Banking Advisory Board of JPMorgan Chase & Co. from 1975 to 2013.

As of March 18, 2021, Mr. Liebowitz remains one of our largest stockholders.

CORPORATE GOVERNANCE AND RELATED MATTERS
Board of Directors and Board Leadership Structure
At the meeting of our Board of Directors held on February 23, 2021, Leo Liebowitz retired as Chairman of the Board and as a director on the Board of Directors. As such, the Board of Directors is currently comprised of Christopher J. Constant, Milton Cooper, Philip E. Coviello, Mary Lou Malanoski, Richard E. Montag, and Howard B. Safenowitz, with one vacancy. Our Board of Directors is elected by the stockholders to oversee the performance of the Company’s business affairs and to set broad strategy for the Company’s growth. The Board of Directors acts as an advisor to senior management and monitors its performance. It also oversees the Company’s compliance efforts. To help discharge its responsibilities, the Board of Directors has adopted Corporate Governance Guidelines on significant corporate governance issues. The Corporate Governance Guidelines address, among other things, the size and composition of the Board of Directors, director independence, committee membership and structure, meetings and executive sessions, and director selection and training.
The Charters for each of the committees of the Board of Directors, the Corporate Governance Guidelines, and Getty’s Business Conduct Guidelines (which serve as our code of ethics under the Sarbanes-Oxley Act of 2002 and our code of business conduct and ethics under NYSE rules, and covers officers, employees and directors), may all be accessed through the Getty website at www.gettyrealty.com by clicking on “Investors/Corporate Governance”.
The Board of Directors and the Nominating/Corporate Governance Committee are committed to the needs of the Board of Directors and in evaluating possible director candidates will, pursuant to the Director Qualification Standards section of the Company’s Corporate Governance Guidelines, consider multiple factors including the independence, knowledge and judgment, financial literacy, breadth of skills, experience, perspective, and other attributes of a candidate, as well as diversity criteria such as race, gender, national origin, religion, or sexual orientation or identity. The Board of Directors and the Nominating/Corporate Governance Committee do not assign specific weight to any particular criteria; the goal is to identify nominees that, considered as a group, will possess the skill sets and characteristics required of the Board of Directors to fulfill its responsibilities. To fill the vacancy on the Board of Directors recently created by Mr. Liebowitz’s retirement, our Nominating/Corporate Governance Committee is committed to prioritizing for nomination a qualified director candidate who is “independent” as defined in the listing standards of the NYSE and who brings diversity to the Board of Directors on the basis of race, gender, national origin, religion, or sexual orientation or identity, in addition to satisfying criteria based on relevant experience and breadth of skills. (For additional information regarding the factors considered in evaluating our director candidates, see “Nominating/Corporate Governance Committee” discussion on pages 11-13 of this Proxy Statement.)
In addition to our website availability, copies of any of the Charters for each of the committees of the Board of Directors, the Corporate Governance Guidelines, and/or Getty’s Business Conduct Guidelines may also be obtained by submitting a written request to Mr. Joshua Dicker, Executive Vice President, General Counsel and Secretary, at the address for Getty’s executive offices provided in this Proxy Statement. The Business Conduct Guidelines apply to all employees, officers and directors of the Company and waivers of the Business Conduct Guidelines for directors or executive officers, if any, will be disclosed as required by the rules and regulations of the SEC. There were no such waivers in 2020.
For the year ended December 31, 2020, our Board of Directors had seven members. The Board of Directors has nominated six candidates for election as directors for a one-year term ending at the 2022 annual meeting of the Company’s stockholders and when their successors are duly elected and qualified. As a result of the retirement of Mr. Liebowitz as Chairman of the Board and as a director on the Board of Directors effective February 23, 2021, there is one vacancy on the Board of Directors.
The Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer (“CEO”) and Chairman of the Board, as the Board of Directors believes it is in the best interests of the Company for the Board of Directors to have the flexibility to make the determination whether the same person should serve as both the CEO and Chairman of the Board at any given point in time, or whether the roles should be separate, depending on, among other factors, the position and direction of the Company and the membership of the Board of Directors. The Board of Directors believes that its current leadership structure, with separate Chairman and CEO positions, is appropriate for the Company because it separates the leadership of the Board of Directors from the day to day leadership of the Company. The Board of Directors believes that, in addition to the Lead Independent Director, separating the position of Chairman from the CEO better positions the Board of Directors to evaluate the performance of management and enables the Chairman to provide guidance to the CEO.
Following the retirement of Mr. Liebowitz, the position of Chairman of the Board is vacant. It is the intention of the Board of Directors that until such time as the Board of Directors appoints an existing director to permanently serve as Chairman of the Board (which is expected to occur at the first regular meeting of the Board of Directors following the Annual Meeting), Mr. Safenowitz will serve as acting Chairman pro tempore, when necessary or appropriate. The role of the Chairman is responsible for enhancing the effectiveness of the Board of Directors, in particular by ensuring that the Board of Directors works as a cohesive team; ensuring that the Board of Directors has adequate resources and that there is a process in place to assure that the Board of Directors is presented with full, timely and relevant information; ensuring that there is a process in place to monitor best practices that relate to the responsibilities of the Board of Directors; and assessing the effectiveness of the overall Board of Directors and individual directors on a regular basis. The Chairman will also be responsible for management of the Board of Directors, in particular by providing oversight on the agendas for Board of Directors meetings; consulting with the CEO regarding the membership and the chairs for Board of Directors committees; ensuring that the independent directors meet regularly without management present to discuss the effectiveness of the CEO and the Board of Directors; and by chairing Board of Directors meetings.
In his role as the CEO, Mr. Constant is responsible for setting a strategic vision for the Company and seeking to align the Company, internally and externally, with that strategic vision. In addition, Mr. Constant, as CEO, is responsible for day to day leadership of the Company, promoting Company performance through his leadership, and leading the Company in the execution of its business plan. Our CEO also serves on our Board of Directors, which we believe helps the CEO to serve as a bridge between management and the Board of Directors, ensuring that both groups act with a common purpose. We believe that the CEO’s presence on the Board of Directors enhances his ability to provide insight and direction on important strategic initiatives to both management and the independent directors and, at the same time, ensures that the appropriate level of independent oversight is applied to all decisions by the Board of Directors.
Role of Board of Directors in Risk Oversight
It is management’s responsibility to assess and manage the various risks the Company faces and the Board of Directors’ responsibility to oversee management in this effort. In exercising its oversight, the Board of Directors has delegated primary responsibility for risk assessment and risk management oversight to the Audit Committee. Under its Charter, the Audit Committee’s responsibilities include discussing with management the Company’s policies with respect to risk assessment and risk management and the Company’s material financial risk exposures and the actions management has taken to limit, monitor or control such exposures. The Audit Committee receives quarterly reports from management on the Company’s enterprise risk management practices and risk mitigation efforts. The Audit Committee also oversees the Company’s legal and regulatory compliance programs and internal audit function. Our full Board of Directors regularly reviews the Company’s strategic plans and objectives, including the risks that may affect the achievement of these strategic plans and objectives.
Independence of Directors
The Board of Directors has determined that Ms. Malanoski and Messrs. Cooper, Coviello, Montag and Safenowitz are “independent” as defined in the listing standards of the NYSE. In making these determinations, the Board of Directors considered all relevant facts and circumstances, including the independence standards set forth in Section 303A.02 of the rules of the NYSE. The Board of Directors affirmatively determined that none of the directors, or any of their respective family members, other than Mr. Constant, has had any relationship with Getty (either directly or as a partner, stockholder or officer of an organization that has a relationship with Getty), other than as a stockholder and director of Getty. Accordingly, the Board of Directors has affirmatively determined that each of the directors, other than Mr. Constant, is “independent.”
It has been and will continue to be the practice of the Board of Directors to meet at least quarterly each year and have the Chairman of the Board of Directors chair such meetings. Additionally, it has been the practice of the independent directors to meet in executive session at least quarterly each year, and to have the Company’s Lead Independent Director chair such sessions. Mr. Safenowitz has served as the Company’s Lead Independent Director since February 25, 2010, and until such time as the Board of Directors appoints an existing director to permanently serve as Chairman of the Board (which is expected to occur at the first regular meeting of the Board of Directors following the Annual Meeting), Mr. Safenowitz will also serve as acting Chairman pro tempore, when necessary or appropriate.
Directors’ Meetings
During the year ended December 31, 2020, the Board of Directors held six (6) meetings. Each of the directors nominated for election at the Annual Meeting attended all of the 2020 meetings of the Board of Directors during the period in which he or she was eligible to attend, and all of the 2020 meetings of Committees of the Board of Directors on which such director served in 2020. Mr. Liebowitz, who served as Chairman of the Board and as a director in 2020, but retired from the Board of Directors effective February 23, 2021, attended fewer than 75 percent of the 2020 meetings of the Board of Directors during the period in which he was eligible to attend because of personal reasons. Each of the directors nominated for election at the Annual Meeting also attended the annual meeting of stockholders in April 2020.
Committees
The Board of Directors has an Audit Committee, a Nominating/Corporate Governance Committee and a Compensation Committee, the membership and functions of which are described below.
Audit Committee
The Audit Committee met four (4) times in 2020. The Audit Committee for the year ended December 31, 2020 consisted of Messrs. Coviello (Chairman), Montag and Safenowitz and Ms. Malanoski. The Audit Committee selects the independent registered public accounting firm that audits the consolidated financial statements of Getty and its subsidiaries, discusses the scope and the results of the audit with our independent registered public accounting firm, and monitors Getty’s financial accounting and reporting practices. The Audit Committee also examines and discusses the adequacy of Getty’s internal control over financial reporting with the independent registered public accounting firm, our internal auditors, and with management. The Board of Directors has designated the Audit Committee to take the lead in overseeing our risk assessment and risk management, along with overseeing compliance with our Business Conduct Guidelines, which were amended at the February 23, 2021 meeting of the Audit Committee to clarify that conflicts of interests include situations where a director, officer or employee or any of their family members receive an improper personal benefit as a result of his, her or their position with the Company consistent with NYSE rules. In addition to regular meetings, at least one Audit Committee member meets telephonically with management and Getty’s independent auditors to review the Company’s quarterly reports and other reports, as appropriate, prior to their full presentation to the Audit Committee and subsequent filing with the SEC. The Audit Committee met with management and Getty’s independent auditors to review the Company’s audited financial statements for the year ended December 31, 2020 and recommended to the Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K for such year. See “Role of Board of Directors in Risk Oversight” on page 9 of this Proxy Statement for a discussion of the Audit Committee’s role in risk assessment and risk management oversight. Additionally, the Audit Committee reviews and discusses with management management’s specific disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Please also see the Report of the Audit Committee included at page 36 in this Proxy Statement.
The Board of Directors determined that for the year ended December 31, 2020, each member of the Audit Committee (a) was (1) “independent” and (2) “financially literate” as such terms are defined in the listing standards of the NYSE and (b) met the independence tests set forth in Section 301 of the Sarbanes-Oxley Act of 2002 and regulations promulgated thereunder by the SEC. The Board of Directors also determined that for the year ended December 31, 2020, Ms. Malanoski, Mr. Coviello and Mr. Montag each qualified as an “audit committee financial expert” under the relevant rules of the SEC, and that each of Ms. Malanoski, Mr. Coviello and Mr. Montag have the requisite accounting/financial management expertise required by the listing standards of the NYSE.
The Charter of the Audit Committee provides that members of the Audit Committee may not be members of the audit committee of more than two other public companies unless such other memberships have been disclosed to the Board of Directors and the Board of Directors has determined that such simultaneous service does not impair the ability of such member to serve effectively on the Audit Committee. None of the Audit Committee members served on the audit committee of more than two other public companies during 2020.

Nominating/Corporate Governance Committee
The Nominating/Corporate Governance Committee met two (2) times in 2020. The Nominating/Corporate Governance Committee for the year ended December 31, 2020 consisted of Messrs. Safenowitz (Chairman), Cooper and Coviello. The Nominating/Corporate Governance Committee recommends nominees for election to the Board of Directors and reviews the role, composition and structure of the Board of Directors and its committees. As part of this review, the Committee evaluates (i) whether to have a Lead Independent Director, (ii) the responsibilities of the positions of Chairman of the Board and Lead Independent Director, and (iii) the qualifications for those positions, including whether the position of Chairman of the Board of Directors should be held by the Chief Executive Officer, an independent director, or a non-independent director other than the Chief Executive Officer. The Nominating/Corporate Governance Committee also recommends candidates to the Board of Directors for election as officers.
For a discussion of the specific experience, qualifications, attributes or skills of the nominees for election to the Board of Directors, see the “Nominees for Election at the Annual Meeting” section on page 4 of this Proxy Statement.
The Director Qualification Standards section of the Company’s Corporate Governance Guidelines affirms the benefits of diversity among the Board of Directors by specifically stating that (i) diversity (based on factors commonly associated with diversity such as race, gender, national origin, religion, or sexual orientation or identity, as well as on broader principles such as diversity of perspective and experience) is one of the elements to be considered in evaluating a particular director candidate, and (ii) the Nominating/Corporate Governance Committee is responsible for assessing the appropriate balance of skills and characteristics required of members of the Board of Directors and will actively seek to broaden the diversity composition of the Board of Directors. The Nominating/Corporate Governance Committee does not assign specific weight to any particular criteria; the goal is to identify nominees that, considered as a group, will possess the skills and characteristics required of the Board of Directors to fulfill its responsibilities. Consistent with these guiding principles, the Nominating/Corporate Governance Committee again recommended that the Board of Directors nominate for continued service as directors all six of our current directors (which excludes Mr. Liebowitz, who retired from the Board of Directors on February 23, 2021), based upon their respective (i) personal and professional integrity, ethics and values, (ii) educational and professional background, (iii) experience in corporate management and/or experience as a board member, (iv) experience in the real estate industry and/or other relevant industry experience, (v) high level of financial literacy (including four of our six current directors having been determined by the Board of Directors to be “financially literate,” as such term is defined in the listing standards of the NYSE), and (vi) ability to foster a diverse viewpoint based on gender. Moreover, the Nominating/Corporate Governance Committee again recommended that the Board of Directors nominate for continued service as directors five of our six current directors for their “independence,” as defined by the NYSE listing standards. In addition, to fill the vacancy on the Board of Directors recently created by Mr. Liebowitz’s retirement, the Nominating/Corporate Governance Committee is committed to prioritizing for nomination a qualified director candidate who is “independent” as defined in the listing standards of the NYSE and who brings diversity to the Board of Directors on the basis of race, gender, national origin, religion, or sexual orientation or identity, in addition to satisfying criteria based on relevant experience and breadth of skills. The Nominating/Corporate Governance Committee reserves the right to recommend and nominate additional members to the Board of Directors from time to time.
The Company’s Corporate Governance Guidelines do not include mandatory retirement ages or term limits applicable to directors. The Nominating/Corporate Governance Committee annually reviews the performance and qualifications of each current director and considers the results of such evaluation when determining whether or not to recommend the nomination of such director for an additional term. In addition, although the Nominating/Corporate Governance Committee considers length of service when recommending candidates for re-election, the Board of Directors does not believe that adopting a set term limit for directors serves the interests of the Company. Such limits may result in the loss of contributions from directors who have been able to develop, over a period of time, increasing insight into the Company, its operations and its strategic direction. The Nominating/Corporate Governance Committee reviews these policies as part of its annual governance review and will consider modifications to these policies as deemed necessary and in the best interests of the Company and its stockholders.

The Board of Directors has determined that each member of the Nominating/Corporate Governance Committee is “independent” as such term is defined in the listing standards of the NYSE. The Nominating/Corporate Governance Committee Charter includes policies with regard to stockholder recommendations of nominees to the Board of Directors.
Stockholders wishing to recommend candidates for election to the Board of Directors must supply information in writing regarding the candidate to Mr. Joshua Dicker, Executive Vice President, General Counsel and Secretary of the Company, at the Company’s executive offices. This information should include the candidate’s name, biographical data and an analysis of the candidate based on the director candidate criteria described below. The recommendation must also include all information relating to the proposed director nominee that would be required to be disclosed in a solicitation of proxies for election of directors in an election contest under applicable securities law. Stockholders wishing to nominate a candidate must comply with the advance notice requirements in our Bylaws. Please refer to our Bylaws for more specific information. Our Bylaws were publicly filed with the SEC on November 14, 2011, as amended February 26, 2019, and publicly filed with the SEC on February 27, 2019. Additional information regarding any proposed nominees may be requested by the Nominating/Corporate Governance Committee.
Pursuant to the Nominating/Corporate Governance Committee Charter and/or the Company’s Corporate Governance Guidelines, each nominee must possess fundamental qualities of intelligence, honesty, good judgment, and high standards of ethics, integrity, fairness and responsibility. The Nominating/Corporate Governance Committee also will consider the following criteria in addition to other criteria the Committee deems appropriate, including the specific needs of the Board of Directors at the time:
•	personal and professional integrity, ethics, and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	the director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors (if applicable);
•	ability to make independent analytical inquiries, general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;
•	experience in our industry and with relevant social policy concerns;
•	understanding of our business on a technical level;
•	educational and professional background and/or academic experience in an area of our operations;
•	experience as a board member of another publicly held company;
•	practical and mature business judgment, including ability to make independent analytical inquiries;
•	“independence,” as defined by the NYSE listing standards;
•	financial literacy;
•	standing in the community;
•
diversity based on factors commonly associated with diversity such as race, gender, national origin, religion, or sexual orientation or identity, as well as on broader principles such as diversity of perspective and experience; and

•	ability to complement the Board of Directors’ existing strengths.
In reviewing prospective nominees, the Nominating/Corporate Governance Committee also reviews the number of public company boards on which a director nominee serves to determine if the nominee will have the ability to devote adequate time to the work of the Board of Directors and its committees. The Company’s Corporate Governance Guidelines and the Company’s Audit Committee Charter provide that members of the Audit Committee may not be members of the audit committee of more than two other public companies unless such other memberships have been disclosed to the Board of Directors and the Board of Directors has determined that such simultaneous service does not impair the ability of such member to effectively serve on the Company’s Audit Committee. In addition, the Company’s Corporate Governance Guidelines provide that non-management directors may not serve on more than four other boards of public companies (excluding the Company’s Board of Directors) and, effective February 25, 2020, the Board of Directors revised the Company’s Corporate Governance Guidelines to provide that management directors may not serve on more than two boards of public companies (including the Company’s Board of Directors).
On the basis of the information gathered in this process, the Nominating/Corporate Governance Committee will determine which nominees to recommend to the Board of Directors. Recommendations and related information received prior to any Nominating/Corporate Governance Committee meeting where director nominees are to be considered will be considered at that meeting. The Nominating/Corporate Governance Committee uses the same process for evaluating all nominees, regardless of the source of the recommendation. This process includes, among other things, personal interviews, discussions with professional references, background checks, credit checks and resume verification.
The Nominating/Corporate Governance Committee has not received any recommendation for a director nominee for the Annual Meeting from any stockholder or group of stockholders.
Compensation Committee
The Compensation Committee met two (2) times in 2020. The Compensation Committee for the year ended December 31, 2020 consisted of Messrs. Cooper (Chairman), Coviello, Montag and Safenowitz. The Compensation Committee is responsible for developing and, with the approval of the Board of Directors, implementing the compensation plans, policies and programs of the Company and producing an annual report on executive compensation for inclusion in the Company’s proxy materials in accordance with applicable rules and regulations. It is the Compensation Committee’s responsibility to ensure that compensation programs are designed to encourage high performance and promote accountability and assure that employee interests are aligned with the interests of the Company’s stockholders. The Board of Directors has determined that each member of the Compensation Committee is “independent” as such term is defined in the listing standards of the NYSE.
The Compensation Committee also administers the Supplemental Retirement Plan for Executives of Getty Realty Corp. and Participating Subsidiaries (the “Supplemental Retirement Plan”) and the Getty Realty Corp. Second Amended and Restated 2004 Omnibus Incentive Compensation Plan (the “2004 Plan”) and reviews, and recommends to the Board of Directors for its approval, the compensation of the directors and each of the named executive officers of Getty.
The Compensation Committee’s Charter provides that the Committee may delegate any or all of its responsibilities, except that the Committee may not delegate its responsibilities with respect to:
•	its annual review and approval of compensation for officers, directors and certain highly compensated employees;
•	its recommendation to the Chairman of the Board of any changes in non-management director compensation;
•	its management and annual review of, and responsibilities with respect to, all bonuses, incentive compensation, equity-based compensation, and employee pension and welfare benefit plans; or
•	any other matters that involve executive compensation.
The compensation of Getty’s named executive officers is recommended by the CEO to the Compensation Committee. The CEO reviews the performance of each executive officer (other than his own) with the Compensation Committee. The Compensation Committee considers the CEO’s recommendations, evaluates the CEO’s individual performance and establishes the compensation for each named executive officer, including the CEO. The CEO does not play any role in the Compensation Committee’s deliberation of matters impacting his own compensation. No executive officer other than the CEO plays a role in determining or recommending the amount or form of executive compensation.
Contacting the Board of Directors
Stockholders and other interested parties who wish to communicate with the Board of Directors may do so by sending written communications to the Board of Directors at the following address: Board of Directors, Getty Realty Corp., 292 Madison Avenue, 9th Floor, New York, New York 10017-6318. Stockholders and other interested parties who wish to direct their communications to only the independent (non-management) directors of Getty may do so by sending written communications to the following address: Independent Directors, c/o Getty Realty Corp., 292 Madison Avenue, 9th Floor, New York, New York 10017-6318. Concerns relating to accounting, internal controls or auditing matters are handled in accordance with procedures established by the Audit Committee with respect to such matters.
Executive Officers
The Company’s executive officers as of March 18, 2021 are as follows:
•
Mr. Christopher J. Constant, age 42, President and Chief Executive Officer since January 1, 2016. Mr. Constant is also a Director of the Company. Mr. Constant joined the Company in November 2010 as Director of Planning and Corporate Development and was later promoted to Treasurer in May 2012 and Vice President in May 2013. In December 2013, he was promoted to Chief Financial Officer of the Company. Prior to joining Getty, Mr. Constant was a Vice President in the corporate finance department of Morgan Joseph & Co. Inc. and began his career in the corporate finance department at ING Barings. Mr. Constant earned an A.B. from Princeton University.

•
Mr. Mark J. Olear, age 56, Executive Vice President and Chief Investment Officer of Getty since May 2014 and Chief Operating Officer of Getty since May 2015. Prior to joining Getty, Mr. Olear held various positions in real estate with TD Bank, Home Depot, Toys “R” Us and A&P. Mr. Olear is also a member of the Board of Trustees for Springpoint Senior Living. Mr. Olear earned a B.A. from Upsala College.

•
Mr. Joshua Dicker, age 60, Executive Vice President, General Counsel and Secretary of Getty (Executive Vice President since May 2017, Senior Vice President since May 2012, Vice President since February 2009, General Counsel and Secretary since February 2008). Mr. Dicker joined Getty in February 2008. Prior to joining Getty, he was a partner in the law firm Arent Fox LLP, resident in its New York City office, specializing in corporate and transactional matters. Mr. Dicker earned a B.A. from the State University of New York at Albany, a JD magna cum laude from New York Law School and an LL.M. from New York University School of Law.

•
Mr. Brian Dickman, age 45, Executive Vice President, Chief Financial Officer and Treasurer. Mr. Dickman assumed each of these roles when he joined the Company in December 2020. Prior to joining the Company, Mr. Dickman served as Executive Vice President and Chief Financial Officer of Seritage Growth Properties, as Chief Financial Officer and Secretary of Agree Realty and as a real estate investment banker covering public REITs and other real estate companies beginning at Lehman Brothers in 2005. Mr. Dickman earned an MBA from the University of Michigan, Stephen M. Ross School of Business, and a B.A. from the University of Michigan.

There are no family relationships between any of the Company’s directors or executive officers.
Former Executive Officer
Mr. Danion Fielding, our former Vice President, Chief Financial Officer and Treasurer, resigned from his positions with the Company effective December 11, 2020. Mr. Fielding’s resignation was not based on any disagreement with the Company, including with respect to the Company’s accounting principles, practices or financial statement disclosures. In connection with his resignation, Mr. Fielding entered into a consulting agreement with the Company for the period from December 14, 2020 through March 31, 2021.
Corporate Responsibility
We recognize the importance of environmental, social and governance (“ESG”) issues and incorporate ESG considerations into our business practices and decision-making processes. We believe the growth and sustainability of our business depends on a broad array of factors, including a continuing focus on investments in our people, ethics and integrity, and corporate responsibility.
Environmental
We place a high priority on the protection of our assets, communities, and the environment. For substantially all of our triple-net leases, our tenants are contractually responsible for compliance with environmental laws and regulations and for remediation of any environmental contamination that arises during the term of their tenancy. The

Company takes appropriate measures, including enforcement when necessary, to assure that our tenants comply with these contractual provisions for the benefit of the environment. In addition, the Company itself maintains a robust, well-staffed and actively managed program which oversees environmental remediation for which the Company is responsible, and also works interdepartmentally to analyze and address the performance of environmental responsibilities, develop strategies and enhance processes for compliance with environmental laws and regulations by the Company and our tenants, and conduct appropriate investigations of environmental risk and exposure for the Company’s real estate holdings.
Social
We believe that our people are the foundation of our success, and we are committed to ensuring that they are provided a safe and healthy workplace, and are engaged, both professionally and socially.
The Company took swift and decisive action at the onset of the COVID-19 pandemic to provide our employees with a safe workplace by investing in and instituting Company-wide work-from-home policies, adopting health screening and hygiene protocols, as well as office de-densification and distancing strategies, and supplying protective equipment and erecting physical screens to prevent potential coronavirus spread at the office. In addition, the Company initiated Company-wide remote access meetings to improve employee connectivity and morale.
Our employees are also provided a highly competitive benefits program, including comprehensive medical and dental benefits, an employer-funded health reimbursement arrangement and a pre-tax employee funded healthcare flexible spending account program, a 401(k) plan with partial employer match, an employee profit sharing plan, bonus and incentive pay opportunities, an employer-funded commuter reimbursement program and a pre-tax employee funded commuter benefits program, paid time-off benefits, and programs for paid parental leave, adoption assistance reimbursement, and wellness. Further, we encourage the professional development of our employees through in-person trainings and online learning resources and regularly support and pay for external education classes and seminars requested by our employees if doing so will advance their work-related skills or professional development.
Governance
We are dedicated to maintaining a high standard for corporate governance predicated on integrity, ethics, diversity and transparency. For example, the Director Qualification Standards section of the Company’s Corporate Governance Guidelines affirms that diversity (based on factors commonly associated with diversity such as race, gender, national origin, religion, or sexual orientation or identity, as well as on broader principles such as diversity of perspective and experience) is one of the elements to be considered in evaluating a particular director candidate, in addition to other skills and characteristics required of members of the Board of Directors to fulfill their obligations as directors. Consistent with these guiding principles, the Nominating/Corporate Governance Committee again recommended that the Board of Directors nominate for continued service as directors all six of our current directors (which excludes Mr. Liebowitz, who retired from the Board of Directors on February 23, 2021), based upon their respective (i) personal and professional integrity, ethics and values, (ii) educational and professional background, (iii) experience in corporate management and/or experience as a board member, (iv) experience in the real estate industry and/or other relevant industry experience, (v) high level of financial literacy (including four of our six current directors having been determined by the Board of Directors to be “financially literate,” as such term is defined in the listing standards of the NYSE), and (vi) ability to foster a diverse viewpoint based on gender. Moreover, the Nominating/Corporate Governance Committee again recommended that the Board of Directors nominate for continued service as directors five of our six current directors for their “independence,” as defined by the NYSE listing standards. The Nominating/Corporate Governance Committee will continue to assess the appropriate balance of skills and characteristics required of members of the Board of Directors and will actively seek to broaden the diversity composition of the Board of Directors. The Nominating/Corporate Governance Committee does not assign specific weight to any particular criteria; the goal is to identify nominees that, considered as a group, will possess the skills and characteristics required of the Board of Directors to fulfill its responsibilities. Further, to fill the vacancy on the Board of Directors recently created by Mr. Liebowitz’s retirement, the Nominating/Corporate Governance Committee is committed to prioritizing for nomination a qualified director candidate who, among other qualifications, will bring diversity to the Board of Directors on the basis of race, gender, national origin, religion, or sexual orientation or identity. (For additional information regarding the evaluation of our director candidates, see “Nominating/Corporate Governance Committee” discussion on pages 11-13 of this Proxy Statement.)

We believe that sound corporate governance strengthens the accountability of our Board of Directors and management and promotes the long-term interest of stockholders. For a more detailed description of our governance policies and procedures, please see the discussions above in this “Corporate Governance and Related Matters” section, as well as “Anti-Hedging and Anti-Pledging Policy” at page 26 of this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF SHARES
The following table sets forth the beneficial ownership of Getty common stock as of March 2, 2021 of (i) each person who is a beneficial owner of more than 5% of the outstanding shares of Getty common stock, (ii) each director, (iii) the Named Executive Officers (as defined below), and (iv) all directors and executive officers as a group. The number of shares column includes shares as to which voting power and/or investment power may be acquired within 60 days of March 2, 2021 (inclusive of vested Restricted Stock Units (“RSUs”) – see footnote 2 below).
Name and Address of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned	Approximate Percent of Class(2)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	6,475,315(3)	15.10
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	5,474,199(4)	12.79
Leo Liebowitz, former Chairman(5)	2,180,610(6)	4.98
Howard B. Safenowitz, Director Includes shares attributable to: Safenowitz Family Corp. - 2,455,747(7)shares (5.61%)	2,984,044(8)	6.82
Milton Cooper, Director c/o Kimco Realty Corporation 500 North Broadway, Ste. 201 Jericho, NY 11753	1,382,836(9)	3.16
Philip E. Coviello, Director	113,435(10)	*
Mary Lou Malanoski, Director	6,000(11)	*
Richard E. Montag, Director	110,308(12)	*
Christopher J. Constant, Director, CEO and President	75,083(13)	*
Mark J. Olear, Executive Vice President and Chief Operating Officer	49,500(14)	*
Joshua Dicker, Executive Vice President, General Counsel and Secretary	70,581(15)	*
Brian Dickman, Executive Vice President, Chief Financial Officer and Treasurer	0(16)
Danion Fielding, Former Vice President, Chief Financial Officer and Treasurer(17)	13,079(18)	*
Directors and executive officers as a group (10 persons)(19)	4,805,867	10.98
*	Total shares beneficially owned constitute less than one percent of the outstanding shares.
(1)	Unless otherwise indicated, the address of each of the named individuals is c/o Getty Realty Corp., 292 Madison Avenue, 9th Floor, New York, NY 10017-6318.
(2)
The percentage is determined for each stockholder listed by dividing (A) the number of shares shown for such stockholder, by (B) the aggregate number of shares outstanding as of March 2, 2021 plus shares subject to RSUs granted under our 2004 Plan that are vested as of March 2, 2021. No additional RSUs will vest for any individual stockholder named above within 60 days of March 2, 2021. Pursuant to the terms of the RSU award agreements in effect from and after 2009, settlement of vested RSUs is deferred until the earlier of the tenth anniversary of the grant date (or the tenth anniversary of the first vesting date, for RSUs granted in 2016-2018) or termination of service. Settlement of RSUs granted prior to 2009 is deferred until termination of service pursuant to the terms of the award agreements in effect prior to 2009.

(3)
The information is derived from a Schedule 13G filed by BlackRock, Inc. on January 26, 2021. BlackRock, Inc. has sole power to vote or to direct the vote of 6,377,968 shares and sole power to dispose or to direct the disposition of 6,475,315 shares.

(4)
The information is derived from a Schedule 13G filed by The Vanguard Group, Inc. (“Vanguard”) on February 10, 2021. Vanguard has shared power to vote or direct to vote 114,016 shares; sole power to dispose of or to direct the disposition of 5,328,902 shares; shared power to dispose or to direct the disposition of 145,297 shares.

(5)	Effective February 23, 2021, Mr. Liebowitz resigned from his position as Chairman of the Board and from his role as a director of the Company.
(6)
Includes 3,872 shares held by Mr. Liebowitz’s wife as to which he disclaims beneficial ownership, 56,434 shares held by a charitable foundation of which Mr. Liebowitz is a co-trustee, 439 shares held in the Getty Realty Corp. Retirement and Profit Sharing Plan, 105,751 shares held by Liebowitz Realty, LLC, of which Mr. Liebowitz is co-grantor and manager, 1,350,280 shares held by Leo Liebowitz

Revocable Trust dated 4/13/20, of which Mr. Liebowitz is the sole beneficiary and a co-trustee; 256,883 shares held by Rose Liebowitz Revocable Trust dated 4/13/2020, of which Mr. Liebowitz is not a beneficiary and is a co-trustee, 310,957 shares held by CLS General Partnership Corp., of which Mr. Liebowitz is a stockholder, 34,200 shares held by Liebowitz 2015 Family Trust, of which Mr. Liebowitz is not a beneficiary and his spouse is the sole trustee, and 37,300 vested RSUs. Of the shares reported as beneficially owned by Mr. Liebowitz, 1,000,000 shares are pledged as collateral for an $8.5 million loan.
(7)
Includes 1,848,092 shares held by Safenowitz Partners, LP, 517,857 shares held by Safenowitz Family Partnership, LP, and 89,798 shares held by Safenowitz Investment Partners. Safenowitz Family Corp. is the general partner of each of Safenowitz Partners, LP, Safenowitz Family Partnership, LP and Safenowitz Investment Partners. Mr. Safenowitz is the president of Safenowitz Family Corp.

(8)
Includes 2,455,747 shares attributable to Safenowitz Family Corp. (see footnote 7 above). Also includes 11,586 shares held by Mr. Safenowitz’s wife, as to which Mr. Safenowitz disclaims beneficial ownership, and 324,537 shares beneficially owned by The Marilyn Safenowitz Irrevocable Trust u/a/d 4/13/00, of which Mr. Safenowitz is the trustee (which Trust shares include 308,097 shares held by CLS General Partnership Corp., of which the Trust is a stockholder). Also includes 37,300 vested RSUs.

(9)
Includes 77,354 shares held by Mr. Cooper’s wife as to which he disclaims beneficial ownership, 134,052 of the shares held by CLS General Partnership Corp., of which Mr. Cooper is a stockholder and 1,096,053 shares beneficially owned by the Milton Cooper 2013 Revocable Trust, of which Mr. Cooper is the sole trustee. Also includes 37,300 vested RSUs.

(10)
Includes 25,983 shares held by a charitable remainder trust of which Mr. Coviello is the trustee, 37,300 vested RSUs, and 942 shares in a testamentary trust formed under Mr. Coviello’s father’s will for the benefit of Mr. Coviello and his children, of which he is a co-trustee.

(11)	Includes 6,000 vested RSUs.
(12)	Includes 20,446 shares held by Mr. Montag’s wife as to which he disclaims beneficial ownership and 34,800 vested RSUs.
(13)	Includes 74,250 vested RSUs.
(14)	Includes 49,380 vested RSUs.
(15)	Includes 70,380 vested RSUs.
(16)	Effective December 14, 2020, Mr. Dickman was appointed Executive Vice President, Chief Financial Officer and Treasurer of the Company.
(17)	Effective December 11, 2020, Mr. Fielding resigned from his positions with the Company as Vice President, Chief Executive Officer and Treasurer.
(18)	Includes 13,000 vested RSUs.
(19)
Includes Eugene Shnayderman, who was and is an executive officer and reporting person for purposes of Section 16(a) of the Exchange Act as of March 2, 2021. Excludes Mr. Liebowitz and Mr. Fielding as they were not a director or executive officer, respectively, as of March 2, 2021.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The Compensation Committee is responsible for setting and administering the compensation policies and practices for the executive officers of the Company. The Company’s executive compensation program consists primarily of the following elements: base salary, cash incentive compensation, equity compensation and retirement plans. We do not utilize compensation policies or practices that create risks which are reasonably likely to have a material adverse effect on the Company.
This “Compensation Discussion and Analysis” section describes generally the compensation policies and practices that the Company applies to our Chief Executive Officer (“CEO”), Christopher J. Constant, Chief Operating Officer and Chief Investment Officer, Mark J. Olear, our General Counsel, Joshua Dicker, our Chief Financial Officer (“CFO”), Brian Dickman, and our former CFO, Danion Fielding (each of the foregoing, a “Named Executive Officer” or “NEO”). Mr. Fielding resigned from his positions with the Company effective December 11, 2020 and Mr. Dickman succeeded Mr. Fielding effective as of December 14, 2020. For additional details about our NEOs for 2020, see “Executive Officers” at page 14 of this Proxy Statement and “Summary Compensation Table” at page 27 of this Proxy Statement.
2020 Company Performance Highlights
The following presents a summary of certain financial and operational highlights achieved by the Company in 2020 which, among other factors, were considered by the Compensation Committee in reaching its determinations regarding the performance and compensation of our NEOs. (See our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2020, for additional details regarding each of these highlights.)
•
Strong Financial Performance. 2020 was a highly productive year for the Company, despite numerous COVID-related challenges, as our performance and market position yielded strong returns and the Company delivered on its key financial objectives. For the year ended December 31, 2020, the Company reported net earnings of $69.4 million, or $1.62 per diluted share, as compared to net earnings of $49.7 million, or $1.19 per diluted share, in the prior year; funds from operations (“FFO”) of $99.3 million, or $2.32 per diluted share, as compared to FFO of $77.8 million, or $1.86 per diluted share, in the prior year; and adjusted funds from operations (“AFFO”) of $79.1 million, or $1.84 per diluted share, as compared to AFFO of $71.8 million, or $1.72 per diluted share, in the prior year.[1] The Company also increased its annual dividend rate by 5.6% to an annualized rate of $1.56 per share, making 2020 the sixth consecutive year that the Company’s Board of Directors significantly increased the Company’s recurring cash dividend rate. For the year ended December 31, 2020, the Company declared $64.8 million of dividends, or $1.50 per share, as compared to $59.4 million of dividends, or $1.42 per share, in the prior year, representing an increase of approximately 5.6% on a per share basis.

•
Expanded Real Estate Portfolio. During the year ended December 31, 2020, the Company acquired 34 properties for an aggregate investment of $150 million at an accretive initial weighted average yield of approximately 7%. As a result of these transactions, the Company added a number of high-quality tenants and properties and diversified its tenant base.

•
Broadened Redevelopment Program. In 2020, the Company continued to advance and enlarge its redevelopment program, which seeks to unlock embedded value within its existing net lease portfolio by taking certain of our convenience store and gasoline station properties and redeveloping them into either a new convenience and gasoline use or an alternative single-tenant net-lease retail use with higher returns. In 2020, rent commenced on six redevelopment projects. The Company invested a total of $3.6 million in these completed projects and expects to generate an incremental return on its investment of approximately 20%. As of December 31, 2020, the Company had six properties under active redevelopment for alternative uses. In addition to these six properties, as of December 31, 2020, the Company had signed new leases on four other properties which will be recaptured from the Company’s net lease portfolio and transferred to

[1]
AFFO and FFO are non-GAAP measures. For a description of how Getty calculates AFFO and FFO and for a reconciliation of these non-GAAP measures to the nearest comparable GAAP measure, see Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Annual Report on our Form 10-K for the year ended December 31, 2020. Net earnings and FFO increases for the year ended December 31, 2020 included a $20.5 million legal settlement in favor of the Company.

redevelopment when appropriate permits and approvals have been secured, and the Company had also exercised, or was in planning stages to exercise, recapture rights on various other properties from its net lease portfolio for redeployment to the redevelopment program.
•
Active Asset Management. The Company advanced its portfolio management objectives during the year by selling eleven properties (generating $6.0 million of gross proceeds) and exiting ten third-party leases. At the conclusion of 2020, the Company’s net lease portfolio occupancy rate was 99.3%.

•	Strengthened the Company’s Balance Sheet for Growth Initiatives. In 2020, the Company optimized its balance sheet for future growth, including by:
○	maintaining strong credit metrics, such as a Fixed Charge Coverage Ratio of 3.7x* and a Net Debt to EBITDA Ratio of 4.9x*;
○	issuing $64.4 million of shares under the Company’s at-the-market equity offering program;
○
in December 2020, issuing $175.0 million of senior unsecured notes maturing in 2030, and bearing interest at a fixed rate of 3.4%, in private placement transactions with institutional insurance company investors. In connection with the issuance of these notes, the Company was able to pay off its $100 million 6.0% senior unsecured notes maturing in 2021 and the majority of the amount drawn on its revolving credit facility; and

○	reduced the Company’s environmental reserve to bring the reported liability to less than $50 million.
•	Navigated COVID-Related Operational Challenges. During 2020, the Company navigated multiple challenges to its business and operations, including:
○
a rapid and successful transition to a 100% remote working environment from late March through late June 2020 and rigorous in-office COVID-19 protocols thereafter, including de-densification strategies and other hygiene rules and practices to maintain a safe workplace; initiated Company-wide meetings to address operational needs, maintain productivity and improve interdepartmental connectivity and employee morale; and

○
implementation of a Company strategy to address operational challenges concerning tenant rent collection, realizing collection rates of between 95%-99% during COVID-impact months, and collecting substantially all deferred rent due to the Company through the end of the fourth quarter of 2020.

Getty’s Compensation Program
Getty’s compensation program for executive officers is designed to effectively manage the Company’s aggregate annual compensation expense while providing executive officers with a total compensation package that is adequate to retain them, encourage and motivate their high performance and promote their accountability. Getty’s compensation policies are also designed to promote increased stockholder value by aligning the financial interests of Getty’s executive officers with those of its stockholders. The Compensation Committee believes that its current policies, plans and programs are adequate for these purposes.
Getty’s executive compensation program involves a combination of annual cash compensation, discretionary incentive compensation (cash incentive awards and equity incentive awards such as RSUs with dividend equivalents), retirement and other plans, and perquisites and other benefits. Although the Compensation Committee has not adopted any formal policies for allocating compensation among the foregoing compensation components, in conducting its review and rendering its determinations, the Compensation Committee evaluates whether each NEO is provided with a total compensation opportunity that achieves the key objectives of the compensation program while maintaining an appropriate cost structure.
Base salary levels for NEOs are, in combination with other compensation components, considered by the Compensation Committee to be sufficient to achieve the objectives of Getty’s compensation program. Total
*
Capitalized terms are as defined in the Company’s Restated Credit Agreement, Fifth Amended and Restated Prudential Note Purchase Agreement, MetLife Note Purchase Agreement, First Amendment to the AIG Note Purchase Agreement, and First Amended and Restated Mass Mutual Note Purchase Agreement. Calculations are as of December 31, 2020.

compensation, including discretionary annual cash incentive awards and RSU grants (including dividend equivalents paid with respect to such RSUs), are in aggregate amounts which the Compensation Committee considers sufficient to retain the NEOs and to align their interests with those of Getty’s stockholders.
In making executive compensation determinations, the Compensation Committee has also considered the results of the non-binding, advisory stockholder votes on the Company’s executive compensation program. Our stockholders have approved the Company’s executive compensation program each year since the advisory vote was first sought, most recently approving it by 96% of votes cast on the say-on-pay proposal in our 2020 Proxy Statement. The Compensation Committee was mindful of our stockholders’ endorsement of the Compensation Committee’s decisions and policies and has maintained its general approach to executive compensation for decisions made to date. The Compensation Committee will continue to consider the results from this year’s and future advisory stockholder votes regarding the executive compensation program.
Total compensation determinations by the Compensation Committee for each NEO are influenced in part by the particular responsibilities of the applicable executive position with additional consideration given to such NEO’s individual performance. Our CEO reviews the performance of each NEO (other than himself) and provides compensation recommendations for all NEOs (including himself) to the Compensation Committee with respect to base salary amounts, cash bonuses and grants of equity-based awards under the 2004 Plan consisting of RSUs (including dividend equivalents with respect to such RSUs). For 2020 however, Mr. Constant did not review or make compensation recommendations to the Compensation Committee for Mr. Dickman, Getty’s Executive Vice President, CFO and Treasurer, or for Mr. Fielding, Getty’s former Vice President, CFO and Treasurer, for the following reasons: With respect to Mr. Dickman, his total compensation parameters had principally been established by the Compensation Committee when he was hired on December 14, 2020 and accordingly he was not included in the annual NEO compensation review process undertaken by the Compensation Committee as part of its normal cycle in 2021, and with respect to Mr. Fielding, he had resigned from his positions with the Company effective December 11, 2020 and accordingly forfeited discretionary compensation components attributable to 2020. (For further information see “Management Changes in 2020” described below in this Proxy Statement.)

The Compensation Committee reviews and deliberates upon the CEO recommendations, evaluates the CEO’s and each of the NEO’s individual performances, and establishes the compensation for each NEO. The CEO does not play any role in the Compensation Committee’s deliberation of matters impacting his own compensation. Although the Compensation Committee takes the CEO’s recommendations under advisement, it independently evaluates the compensation recommendations for each NEO and in all instances exercises its discretion in making final compensation decisions in accordance with its authority and formal responsibilities set forth in its Charter. The Compensation Committee has direct knowledge of the performance of each of the NEOs through regular and special reports by these executives to the Board of Directors and Board Committees and through other interactions with these executives related to the Company’s operations and performance. In reaching the executive compensation decisions described below, the Compensation Committee recognized the individual contributions that each of Messrs. Constant, Olear and Dicker made towards the Company’s operational and financial achievements highlighted above, while also recognizing each of their individual efforts, including the following notable accomplishments for each NEO (other than Mr. Dickman and Mr. Fielding for the reasons discussed herein):
NEO	2020 Individual Performance Highlights
Mr. Christopher J. Constant President and Chief Executive Officer	•	Successfully led the Company’s strategies and growth platform, which saw Getty outperform its internal plans and its peer group despite numerous COVID-related challenges;

	•	Achieved increased value to stockholders by increasing the Company’s AFFO per share by 7.0% to an annual rate of $1.84/share;

	•	Delivered increased value to stockholders by increasing the Company’s annual dividend rate by 5.4% to an annual rate of $1.56/share;

•
Provided strategic oversight over the Company’s capital markets initiatives and strengthened balance sheet, including paying off substantially all indebtedness under the Company’s revolving credit facility;

	•	Maintained excellent relationships and the Company’s investment grade rating of BBB-IG rating from Fitch Ratings, life insurance and banks;

	•	Continued investor outreach by holding 40 separate meetings;

	•	Successfully recruited a new, highly qualified CFO without incurring placement or recruiting costs; and

•
Successfully transitioned Getty to 100% remote working environment during COVID-19 pandemic, including initiating Company-wide meetings to maintain productivity, improve interdepartmental connectivity and boost employee morale.

NEO	2020 Individual Performance Highlights
Mr. Mark J. Olear Executive Vice President, Chief Investment Officer and Chief Operating Officer	•	Sourced and managed the review and underwriting of more than $2 billion of actionable investment opportunities, resulting in the closing of $150 million in acquisitions in the aggregate;

	•	Grew the Company’s acquisition pipeline by executing purchase agreements and letters of intent on numerous in-process acquisitions;

•
Successfully advanced the Company’s redevelopment program by completing six projects, and executing other leases and letters of intent for redevelopment projects expected to generate incremental net operating income;

	•	Oversaw the Company’s environmental remediation program, resulting in a reduction in reported environmental liability by $2.6 million;

	•	Effectively managed the Company’s assets, including disposing of eleven properties and exiting ten third-party leased sites;

	•	Led and managed Company’s office relocation and oversaw real estate department reorganization; and

	•	Successfully ensured collection of rent despite COVID-related challenges.

Mr. Joshua Dicker Executive Vice President, General Counsel and Secretary	•	Successfully led the Company’s legal compliance, regulatory affairs and tenant compliance programs;

	•	Effectively led and managed the structuring, negotiation and documentation of the Company’s real estate transactions, including for acquisitions, unitary leases and amendments;

	•	Effectively managed the Company’s litigation portfolio, including successful settlement of certain significant cases on favorable terms;

•
Provided effective corporate governance oversight and advice to the Company’s Board of Directors, including leading SEC compliance and disclosure management, and successfully implementing new governance policies consistent with industry best practices;

	•	Structured, negotiated, and documented COVID-related tenant rent deferral or abatement arrangements;

	•	Managed asset disposition process and documentation;

	•	Managed risk and insurance programs;

	•	Provided oversight of tenant lease compliance programs; and

	•	Managed implementation of project for mass digitizing of all historical Getty legal and real estate files.

The compensation of the CEO is discussed, deliberated upon and approved solely by the Compensation Committee.
The Compensation Committee may periodically engage outside professional firms to assist in understanding compensation levels and programs in the broader marketplace and to provide advice on executive compensation. In 2020, the Compensation Committee did not engage the services of a compensation consultant and did not benchmark compensation elements against a peer group.
The primary elements of compensation for our NEOs are the following:
•	Base salary;
•	Incentive compensation (discretionary annual cash incentive awards and equity incentive awards like RSUs with dividend equivalents);
•	Retirement and other plans; and
•	Perquisites and other benefits.
Management Changes in 2020
In connection with his commencement of employment in December 2020, the Compensation Committee set Mr. Dickman’s annual base salary at $415,000, approved the grant of an initial equity award of 15,000 restricted stock units (“RSUs”) under the 2004 Plan, and authorized a guaranteed 2020 year-end bonus of $250,000, such bonus being contingent upon Mr. Dickman not voluntarily terminating his employment or being terminated for cause (as such term is defined in the 2004 Plan) prior to the bonus payment date. Mr. Dickman’s cash bonus was paid at the same time that year-end cash bonuses were paid to Messrs. Constant, Olear and Dicker as described below. Additionally, in connection with his commencement of employment in December 2020, Mr. Dickman received a contingent grant of 15,000 RSUs under the 2004 Plan, subject to further Compensation Committee approval, to be made consistent with the Company’s normal annual equity grant program for other NEOs. This contingent grant of 15,000 restricted stock units was approved by the Compensation Committee and made to Mr. Dickman at the same time that annual grants of restricted stock units under the 2004 Plan were approved by the Compensation Committee and made to Messrs. Constant, Olear and Dicker as described below.
Following 2021, Mr. Dickman will be eligible for annual discretionary bonuses based on performance and equity award grants in a manner consistent with the Company’s practices for senior management. Mr. Dickman will also be entitled to participate in the Company’s benefit programs applicable generally to employees and executive officers.
In connection with his resignation, Mr. Fielding entered into a consulting agreement with the Company for the period from December 14, 2020 through March 31, 2020 and receives $25,000 per month (subject to proration for any partial month, including with respect to December 2020), payable monthly in arrears in accordance with the Company’s normal payroll practices. In addition, Mr. Fielding became entitled to his benefits under the Company’s nonqualified deferred compensations plans in accordance with the terms of the plans, and his vested RSUs. Mr. Fielding was not paid a bonus with respect to his services in 2020.
Base Salary
The Compensation Committee examines whether each NEO’s base salary is competitive and appropriate in view of such person’s role, level of responsibility, experience and value to the Company, and relative to achieving the overall goals of the compensation program for all NEOs. The Compensation Committee reviews base salaries annually and in the interim if an executive officer’s position or responsibilities change or if the Committee believes it is otherwise necessary or appropriate to do so. Salaries are not automatically increased on an annual basis if the Committee believes that a raise is not warranted by either individual or Company performance, or that other forms of compensation are more appropriate to advance compensation program objectives.
As part of its process and in order to achieve the overall goals of Getty’s executive compensation program, the Compensation Committee determined to increase base salaries in 2021 from those in effect in 2020 by the following amounts for the following NEOs: Mr. Constant’s base salary for 2021 was increased by 4.7%, and base salaries for 2021 for each of Messrs. Olear and Dicker were increased by 3.4% and 6.4%, respectively. Additionally, as described above, Mr. Dickman’s initial base salary for 2020 and 2021 was set at $415,000. Mr. Fielding’s base salary for 2020 of $282,500 was paid through the date of his resignation.

Incentive Compensation
Cash Bonus
The Compensation Committee believes that discretionary cash bonuses are useful on a case by case basis to motivate and reward executives for their contribution to annual operating results and Company achievements that help create value for our stockholders. Cash bonuses for NEOs are not guaranteed but have been awarded at the discretion of the Compensation Committee. In deciding whether to award discretionary cash bonuses, the Compensation Committee makes its determinations as described above, based upon (i) recommendations from the Company’s CEO, (ii) its review with the CEO of the performance of each NEO (other than the CEO himself), (iii) its evaluation of the CEO’s individual performance, (iv) its informed judgment, in view of the Company’s financial and operational performance, of each NEO’s responsibilities and efforts, such NEO’s contribution to the Company’s overall performance and success, and the complexity or difficulty of the objectives that have been achieved by such NEO, (v) the relative significance of a cash bonus award toward meeting the overall goals of Getty’s compensation program, and (vi) other relevant considerations. These factors are considered subjectively and no one factor is accorded any specific weight. In February 2021, the Compensation Committee approved discretionary cash bonuses as reflected in the Summary Compensation Table for 2020. Specifically, Mr. Constant was paid a cash bonus of $400,000, Mr. Olear and Mr. Dicker were each paid a cash bonus of $270,000 and Mr. Dickman was paid a non-discretionary cash bonus for 2020 of $250,000. Mr. Dickman will be eligible for discretionary cash bonuses consistent with other NEOs in respect of his performance for 2021 and thereafter. Mr. Fielding was not awarded a discretionary cash bonus for 2020.
Equity Incentive Awards
The Company maintains the stockholder-approved 2004 Plan for officers and other valued employees of the Company and its subsidiaries, and members of the Board of Directors. The 2004 Plan allows for the grant of various types of stock-based awards, other than stock options, to eligible individuals. The 2004 Plan is administered by the Compensation Committee, which has the power to determine eligibility, the types and sizes of awards, the price and timing of awards, terms of vesting, the acceleration or waiver of any vesting restriction and the timing and manner of settling vested awards.
Generally, to better align the interests of the Company’s NEOs with the interests of the Company’s stockholders and to promote performance that will have a positive long-term impact on total stockholder return, the Compensation Committee annually grants equity-based awards under the 2004 Plan to the Company’s NEOs, consisting of time-based RSUs (including dividend equivalents paid with respect to such RSUs). These RSU awards vest ratably over a five-year period commencing on the first anniversary of the grant date subject to continued employment through each vesting date and, for all such RSU awards granted from and after 2009, are settled, in the discretion of the Compensation Committee, in cash or in shares of the Company’s common stock upon the earlier of ten years after the grant date (or the first vesting date for RSU awards granted in 2016, 2017 and 2018) or termination of employment. Settlement of vested RSUs granted prior to 2009 is deferred until termination of service pursuant to the award agreements in effect prior to 2009. All award agreements also provide for vesting of unvested RSUs in the discretion of, and subject to approval by, the Compensation Committee, in the event of the “Retirement” (as defined in the award agreement) of the subject executive officer.
The Compensation Committee’s determination in February 2021 to grant RSUs under the annual equity grant program to Messrs. Constant, Olear and Dicker was in keeping with its annual practice of using RSUs as part of the compensation program and was based on the Committee’s determination that an annual grant of RSUs fosters the equivalent of stock ownership by the Company’s executive officers, thereby aligning their personal interests with the long-term interests of the Company’s stockholders, and also encourages executive retention because the awards vest over a five-year period. The size of the annual equity award granted to each NEO is commensurate with the role and responsibilities of such NEO and with historical trends.
In February 2021, the Compensation Committee approved RSU grants to the NEOs (excluding Mr. Fielding whose employment terminated in December 2020) in accordance with its annual equity grant program, based on each NEO’s individual performance during 2020 (except for Mr. Dickman) and in furtherance of the overall goals of Getty’s executive compensation program as described above, in the following amounts: 30,000 RSUs to Mr. Constant, 21,750 RSUs to Mr. Olear, and 21,750 RSUs to Mr. Dicker. At the same time, the Compensation Committee approved the grant of 15,000 RSUs to Mr. Dickman as had been contemplated, subject to further Compensation Committee approval, at the time Mr. Dickman commenced his employment. See “Management

Changes in 2020” described above in this Proxy Statement. All of these RSU grants to NEOs will be reflected in the “2021 Grants of Plan-Based Awards” table that will be included in our Proxy Statement for the annual meeting of stockholders to be held in 2022. All such RSU grants include related dividend equivalents.
Retirement Plans
Getty has a retirement and profit sharing plan with 401(k) deferred savings plan provisions (the “Retirement Plan”) for employees, including our NEOs, meeting certain service requirements. An annual discretionary profit sharing contribution to the Retirement Plan is determined by the Board of Directors. The contribution is calculated as a percentage of the sum of (i) the employee’s compensation (as defined in the Retirement Plan) up to the maximum allowed under Internal Revenue Service regulations, and (ii) the excess of that amount over the social security taxable wage base. For 2020, the Board of Directors elected to contribute 1% of that sum for each eligible employee. This percentage was consistent with prior years. Under the terms of the Retirement Plan, the Company matches 50% of each participating employee’s elective contribution to the Retirement Plan, but in no event more than 3% of the employee’s compensation. The Company’s contributions to the Retirement Plan vest in accordance with a six-year vesting schedule and are paid upon retirement, death, disability, or termination of employment, as described more fully in the Retirement Plan.
Getty also has the Supplemental Retirement Plan for NEOs and other senior management employees. The Board of Directors has sole discretion to select annually the eligible employees for whom contributions will be made. Under the Supplemental Retirement Plan, which is not qualified for purposes of Section 401(a) of the Internal Revenue Code, a participating employee may receive in his trust account an amount equal to 10% of his compensation (as defined in the Supplemental Retirement Plan), reduced by the amount of any contributions allocated to such employee by the Company under the Retirement Plan. The amounts held in trust under the Supplemental Retirement Plan may be used to satisfy claims of general creditors in the event of bankruptcy of Getty or any of its subsidiaries. An employee’s account vests in the same manner as under the Retirement Plan and is paid upon separation of service from the Company. Under the Supplemental Retirement Plan, during any year, the Board of Directors may elect not to make any payment to the account of any or all eligible employees.
In connection with his hiring effective December 14, 2020, Mr. Dickman became entitled to participate in the Retirement Plan and the Company’s other benefit programs applicable generally to employees and executive officers, including the Supplemental Retirement Plan for NEOs.
Anti-Hedging and Anti-Pledging Policy
In February 2019, the Company implemented an Anti-Hedging and Anti-Pledging Policy (the “Policy”) that prohibits employees (including our executive officers) and directors from (i) engaging in any short sales (including short sales “against the box”), transactions in puts, calls or other derivative securities involving the Company’s securities, on an exchange or in any other organized market, or hedging transactions and (ii) holding Company securities in a margin account or pledging Company securities as collateral for a loan. The only exception to the Policy was the pledge by Mr. Liebowitz of 1,000,000 shares of the Company’s common stock as security for an $8.5 million loan with UBS, which was excepted from the Policy after consideration by the Board of Directors because such pledge existed prior to the adoption of the Policy. Mr. Liebowitz retired from the Board of Directors effective February 23, 2021.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management as required by Item 402(b) of Regulation S-K, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
Compensation Committee:
Milton Cooper (Chairman)
Philip E. Coviello
Richard E. Montag
Howard B. Safenowitz

Summary Compensation Table
The following table sets forth information about the compensation of the CEO and each of the other Named Executive Officers for services in all capacities to Getty and its subsidiaries during the periods indicated.
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards	Non Equity Incentive Plan Compen- sation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compen- sation(2)	Total Compen- sation
		($)	($)	($)	($)	($)	($)	($)	($)
Christopher J. Constant President and Chief Executive Officer	2020	522,692	400,000	724,500	0	0	0	67,572	1,714,764
	2019	511,538	355,000	746,775	0	0	0	66,572	1,679,885
	2018	493,654	340,000	435,225	0	0	0	65,072	1,333,951
Mark J. Olear Executive Vice President, Chief Investment Officer and Chief Operating Officer	2020	433,269	270,000	533,232	0	0	0	54,372	1,290,873
	2019	424,615	245,000	547,635	0	0	0	53,622	1,270,872
	2018	410,385	235,000	323,310	0	0	0	52,372	1,021,067
Joshua Dicker Executive Vice President, General Counsel and Secretary	2020	388,269	270,000	533,232	0	0	0	49,872	1,241,373
	2019	379,615	245,000	547,635	0	0	0	49,122	1,221,372
	2018	365,385	235,000	323,310	0	0	0	47,872	971,567
Brian Dickman Executive Vice President, Chief Financial Officer and Treasurer	2020	9,577	250,000	432,450	0	0	0	2,104	694,131
Danion Fielding Former Vice President, Chief Financial Officer and Treasurer	2020	280,769	0	353,556	0	0	0	23,433	657,758
	2019	272,692	185,000	365,090	0	0	0	38,060	860,842
	2018	261,538	180,000	198,960	0	0	0	37,060	677,558
(1)
Stock awards are in the form of restricted stock units (RSUs). The amount reflected is the grant date fair value computed in accordance with FASB ASC Topic 718. The value of future dividends is assumed to be reflected in the closing per share price of the common stock, and, consequently, in the fair value of each award. Therefore, the dividend equivalents paid on RSUs are not shown separately in this table. The Company pays dividend equivalents on RSUs only to the extent dividends are declared on shares of its common stock.

(2)
All Other Compensation includes (a) profit sharing and Company matching contributions under the Retirement Plan, (b) contributions under the Supplemental Retirement Plan, (c) life insurance premiums, and (d) perquisites and other personal benefits received by the NEOs that exceeded $10,000 in the aggregate for the year, which consist only of automobile allowances. See “All Other Compensation” table, below.

All Other Compensation
The following table sets forth information about amounts included in the All Other Compensation column of the Summary Compensation Table.
Name	Year	Profit Sharing Contribution	Company Match Under 401(k) Provisions	Supplemental Retirement Plan	Life Insurance(1)	Perquisites and Other Personal Benefits(2)	Total All Other Compensation
		($)	($)	($)	($)	($)	($)
Christopher J. Constant	2020	4,323	8,550	39,627	1,872	13,200	67,572
	2019	4,271	8,400	38,829	1,872	13,200	66,572
	2018	4,216	8,250	37,534	1,872	13,200	65,072
Mark J. Olear	2020	4,323	8,550	30,627	1,872	9,000	54,372
	2019	4,271	8,400	30,079	1,872	9,000	53,622
	2018	4,216	8,250	29,034	1,872	9,000	52,372
Joshua Dicker	2020	4,323	8,550	26,127	1,872	9,000	49,872
	2019	4,271	8,400	25,579	1,872	9,000	49,122
	2018	4,216	8,250	24,534	1,872	9,000	47,872
Brian Dickman	2020	102	0	1,627	0	375	2,104
Danion Fielding (former NEO)	2020	4,323	8,550	0	1,560	9,000	23,433
	2019	4,271	8,400	14,829	1,560	9,000	38,060
	2018	4,216	8,250	14,034	1,560	9,000	37,060
(1)	All life insurance policy premiums relate to term life insurance policies.
(2)	Perquisites and Other Personal Benefits consist only of an automobile allowance.
2020 Compensation Disclosure Ratio of the Median Annual Total Compensation of All Company Employees to the Annual Total Compensation of the Company’s Chief Executive Officer
Mr. Christopher J. Constant, who serves as the Company’s President and Chief Executive Officer, had fiscal 2020 total compensation of $1,714,764, as reflected in the Summary Compensation Table included in this Proxy Statement. We estimate that the median annual compensation for all employees of the Company, excluding our Chief Executive Officer, was $219,749 for 2020. As a result, Mr. Constant’s 2020 annual compensation was approximately eight (8) times that of the median annual compensation for all employees.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:
(1)
We determined that, as of December 31, 2020, our employee population consisted of 30 individuals other than Mr. Constant. We selected December 31, 2020, which is within the last three months of 2020, as the date upon which we would identify the “median employee.”

(2)
We identified our median employee based on the annual total compensation paid during the fiscal year ended December 31, 2020, calculated consistent with the disclosure requirements of executive compensation under Item 402(c)(2)(x) of Regulation S-K. In addition, for purposes of reporting the ratio of annual total compensation of the Chief Executive Officer to the median employee, both the Chief Executive Officer and the median employee’s total compensation paid during the fiscal year ended December 31, 2020 were calculated consistent with the disclosure requirements of executive compensation under Item 402(c)(2)(x) of Regulation S-K. The Company has not made any of the adjustments permissible by the SEC, nor have any material assumptions or estimates been made to identify the median employee or to determine annual total compensation. Pay ratios that are reported by our peers may not be directly comparable to ours because of differences in the composition of each company’s workforce, as well as the assumptions and methodologies used in calculating the pay ratio, as permitted by SEC rules.

2020 Grants of Plan Based Awards
Name	Board Action Date	Grant Date	Estimated Future Payouts Under Non Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	(#)	(#)	(#)
Christopher J. Constant	2/25/20	3/2/20	0	0	0	0	0	0	25,000	0	$724,500
Mark J. Olear	2/25/20	3/2/20	0	0	0	0	0	0	18,400	0	533,232
Joshua Dicker	2/25/20	3/2/20	0	0	0	0	0	0	18,400	0	533,232
Brian Dickman	12/14/20	12/14/20							15,000	0	432,450
Danion Fielding (former NEO)	2/25/20	3/2/20	0	0	0	0	0	0	12,200	0	353,556
(1)
Stock awards are in the form of RSUs that vest ratably over a five-year period commencing on the first anniversary of the grant date, with accelerated vesting in the event of death or termination of service by the Company without cause.

(2)	Grant date fair value is computed in accordance with FASB ASC Topic 718.

2020 Outstanding Equity Awards at Year-End
The following table provides information as to outstanding Stock Options and RSUs held by each of the NEOs at December 31, 2020.
	Option Awards(1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#) Exercisable	(#) Unexercisable	(#)	($)			(#)	($)	(#)	($)
Christopher J Constant						3/2/20	25,000	688,500
						3/1/19	18,000	495,720
						3/1/18	10,500	289,170
						3/1/17	6,000	165,240
						3/9/16	3,000	82,620
Mark J. Olear						3/2/20	18,400	506,736
						3/1/19	13,200	363,528
						3/1/18	7,800	214,812
						3/1/17	4,400	121,176
						3/9/16	2,000	55,080
Joshua Dicker						3/2/20	18,400	506,736
						3/1/19	13,200	363,528
						3/1/18	7,800	214,812
						3/1/17	4,400	121,176
						3/9/16	2,000	55,080
Brian Dickman						12/14/20	15,000	413,100
Danion Fielding (former NEO)						3/2/20	0	0
						3/1/19	0	0
						3/1/18	0	0
						3/1/17	0	0
						3/9/16	0	0
(1)
The term of the Company’s Stock Option Plan expired in 2008. Stock Options may no longer be granted pursuant to the Stock Option Plan. There are no stock options outstanding under the Stock Option Plan.

(2)
Stock awards are in the form of RSUs that vest ratably over a five-year period commencing on the first anniversary of the grant date, with accelerated vesting in the event of death or termination of employment by the Company without cause.

2020 Option Exercises and Stock Vested
The following Option Exercises and Stock Vested table provides additional information about the stock awards that vested during the year ended December 31, 2020.
	Option Awards(1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Christopher J. Constant	N/A	N/A	15,500	449,190
Mark J. Olear	N/A	N/A	11,600	336,168
Joshua Dicker	N/A	N/A	11,600	336,168
Brian Dickman	N/A	N/A	0	0
Danion Fielding (former NEO)	N/A	N/A	6,000	173,880
(1)
The term of the Company’s Stock Option Plan expired in 2008. Stock options may no longer be granted pursuant to the Stock Option Plan. There are no stock options outstanding under the Stock Option Plan.

(2)	Reflects the number of RSUs that vested during 2020.
(3)
Reflects an amount equal to the number of RSUs that vested in 2020 multiplied by the closing price of the underlying shares of Getty common stock on the applicable vesting date. Settlement of these vested RSUs is deferred pursuant to the terms of the RSU award agreement until the earlier of the tenth anniversary of the grant date (or the tenth anniversary of the first vesting date for RSUs granted in 2016-2018), or the NEO’s termination of service. Settlement of vested RSUs granted prior to 2009 is deferred until termination of service pursuant to the award agreements in effect prior to 2009. The Value Realized on Vesting for all NEOs is included as Registrant Contributions in the Nonqualified Deferred Compensation table, below.

Nonqualified Deferred Compensation
Name	Executive Contributions in Last FY	Registrant Contributions in Last FY(1)	Aggregate Earnings (Loss) in Last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)
	($)	($)	($)	($)	($)
Christopher J. Constant
Supplemental Retirement Plan	0	38,829	33,718	0	298,746
Vested RSUs	0	449,190	(239,518)	0	1,549,125
Total	0	488,019	(205,800)	0	1,847,871

Mark J. Olear
Supplemental Retirement Plan	0	30,079	28,073	0	221,462
Vested RSUs	0	336,168	(144,624)	0	980,424
Total	0	366,247	(116,551)	0	1,201,886

Joshua Dicker
Supplemental Retirement Plan	0	25,579	28,948	0	350,569
Vested RSUs	0	336,168	(392,919)	0	1,668,924
Total	0	361,747	(363,971)	0	2,019,493

Brian Dickman	0	0	0	0	0
Supplemental Retirement Plan	0	0	0	0	0
Vested RSUs	0	0	0	0	0
Total	0	0	0	0	0

Danion Fielding (former NEO)
Supplemental Retirement Plan	0	14,829	17,309	0	83,542
Vested RSUs	0	173,880	(45,950)	0	358,020
Total	0	188,709	(28,641)	0	441,562
(1)
The amount reported for each executive in the column “Registrant Contributions in Last FY” for the Supplemental Retirement Plan represents the respective amount reported for each executive for the prior year, 2019, in the column “Supplemental Retirement Plan” in the All Other Compensation Table above, and the amount reported for Vested RSUs is equal to the Value Realized on Vesting reflected in the 2020 Option Exercises and Stock Vested table above.

(2)
For RSUs, the aggregate earnings (loss) reflect the change in value of the shares of Getty common stock subject to the RSUs calculated based on the change in the closing price from December 31, 2019 to December 31, 2020, for RSUs that vested prior to 2020, and the change in the closing price from the vesting date to December 31, 2020 for RSUs that vested in 2020. Settlement of vested RSUs is deferred pursuant to the terms of the RSU award agreement until the earlier of the tenth anniversary of the grant date (or the tenth anniversary of the first vesting date, for RSUs granted in 2016-2018), or the NEO’s termination of service. Settlement of vested RSUs granted prior to 2009 is deferred until termination of service pursuant to the award agreements in effect prior to 2009.

(3)
The Aggregate Balance includes the balances accumulated under the Supplemental Retirement Plan and the aggregate value of all vested RSUs for which settlement has been deferred based on $27.54 per share, the closing price of Getty common stock on December 31, 2020.

Getty maintains the Supplemental Retirement Plan for NEOs and other senior management employees. The Board of Directors has sole discretion to select annually the eligible employees for whom contributions will be made. Under the Supplemental Retirement Plan, which is not qualified for purposes of Section 401(a) of the Internal Revenue Code, a participating employee may receive in his or her trust account an amount equal to 10% of such employee’s compensation (as defined in the Supplemental Retirement Plan), reduced by the amount of any contributions allocated to the employee by the Company under the Retirement Plan. Amounts contributed by the Company for 2020 to the Supplemental Retirement Plan for our NEOs were calculated based upon the definition of eligible compensation in the Supplemental Retirement Plan which excludes everything other than base salary as the basis for computation of eligible compensation. The amounts held in trust under the Supplemental Retirement Plan may be used to satisfy claims of general creditors in the event of Getty’s or any of its subsidiaries’ bankruptcy. An employee’s account vests in the same manner as under the Retirement Plan and is paid upon separation of service from the Company. Under the Supplemental Retirement Plan, during any year the Board of Directors may elect not to make any payment to the account of any or all eligible employees.

Potential Payments upon Termination or Change in Control
Each of the award agreements for outstanding RSUs granted to our employees, including our NEOs, contains a provision that causes the unvested RSUs to vest upon the NEO’s death or termination of the NEO’s employment without cause. The award agreements also provide for optional vesting of unvested RSUs in the event of the “Retirement” (as defined in the award agreement) of the subject employee, including our NEOs, if approved by the Compensation Committee in its discretion. In the event of a termination of employment without cause, the value as of December 31, 2020 of RSUs that would vest upon such termination would be as follows: Mr. Constant - $1,721,250; Mr. Olear - $ 1,261,332; Mr. Dicker - $ 1,261,332; and Mr. Dickman - $413,100. Mr. Fielding resigned from his positions with the Company effective December 11, 2020 and in connection therewith forfeited all unvested RSUs.
We do not provide any compensation or benefits to any of our NEOs solely on account of the occurrence of a change in control of the Company. The RSU award agreements do not provide for accelerated vesting upon the occurrence of a change in control.
Director Compensation
The following text and table discuss the compensation paid to each of our non-employee directors for 2020:
For 2020 (i) all non-employee directors received an annual director fee of $40,000; (ii) Members of our Audit Committee received an annual fee of $12,500, except for the Chairman of the Audit Committee, who received an annual fee of $20,000; (iii) Members of our Compensation Committee received an annual fee of $5,000, except for the Chairman of the Compensation Committee, who received an annual fee of $7,500; and (iv) Members of our Nominating/Corporate Governance Committee received an annual fee of $5,000, except for the Chairman of the Nominating/Corporate Governance Committee, who received an annual fee of $7,500. In addition, Mr. Safenowitz received a fee of $50,000 for his services as Lead Independent Director. All annual fees payable to directors are paid in four equal quarterly installments.
Non-employee directors are also reimbursed for travel and other expenses related to Company business.
Mr. Liebowitz has served as our Chairman of the Board since 1971 and continued to do so through 2020. Mr. Liebowitz retired as an employee of the Company on June 28, 2013. For 2020, Mr. Liebowitz received an annual fee of $125,000 (paid quarterly) for his services as Chairman of the Board, in addition to the annual director fee of $40,000 paid to all directors, as noted above. Mr. Constant is not separately compensated for his services on the Board of Directors; his compensation for services as an employee is discussed in the “Compensation Discussion and Analysis” section on page 19 of this Proxy Statement.
Generally, to better align the interests of our non-employee directors with the interests of the Company’s stockholders, the Compensation Committee grants equity-based awards under the 2004 Plan to the Company’s non-employee directors consisting of RSUs (including dividend equivalents paid with respect to such RSUs). RSU awards vest ratably over a five-year period commencing with the first anniversary of the grant date. RSUs granted before 2009 provide for settlement upon termination of service as a director and RSUs granted in 2009 and thereafter provide for settlement upon the earlier of the tenth anniversary of the grant date (or the tenth anniversary of the first vesting date, for RSUs granted in 2016-2018), or upon termination of service as a director. The award agreements also provide for optional vesting of a director’s RSUs in the event of the “Retirement” (as defined in the award agreement) of the subject non-employee director, if approved by the Compensation Committee in its discretion.

In February 2020, the Compensation Committee approved a grant of 7,000 RSUs to each of the non-employee directors. The Compensation Committee’s determination to award RSUs was in order to further align the interests of directors with the Company’s stockholders and also to provide additional value to directors for their contributions to the Company.
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation ($)	Total ($)
Leo Liebowitz	162,500	202,860					365,360
Milton Cooper	50,000	202,860					252,860
Philip E. Coviello	67,500	202,860					270,360
Mary Lou Malanoski	50,000	202,860					252,860
Richard E. Montag	55,000	202,860					257,860
Howard B. Safenowitz	112,500	202,860					315,360
(1)
The Company granted 7,000 RSUs to each non-employee director in 2020, which is the same number granted to each non-employee director in 2019. The fair value of these RSUs was determined based on the closing market price of Getty’s stock on the date of grant without consideration of the five-year vesting period of the restricted stock award. These RSUs provide for settlement, to the extent vested, upon the earlier of the tenth anniversary of the date of grant (or the tenth anniversary of the first vesting date, for RSUs granted in 2016-2018), or the termination of service from the Board of Directors. At December 31, 2020, Messrs. Cooper, Coviello, Liebowitz and Safenowitz each had 35,300 vested and 19,200 unvested RSUs outstanding, of which, in each case, 5,600 RSUs vested during the year ended December 31, 2020. At December 31, 2020, Mr. Montag had 32,800 vested and 19,200 unvested RSUs outstanding, of which 5,600 RSUs vested during the year ended December 31, 2020. At December 31, 2020, Ms. Malanoski had 2,600 vested and 14,400 unvested RSUs outstanding, of which 2,000 RSUs vested during the year ended December 31, 2020.

Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee for calendar year 2020 were Messrs. Cooper, Coviello, Montag and Safenowitz. There were no Compensation Committee interlocks to report in 2020.

PROPOSAL NO. 2
ADVISORY (NON-BINDING) VOTE
ON EXECUTIVE COMPENSATION (SAY-ON-PAY)
(Item No. 2 on the Proxy Card)
Background
The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, requires that our stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation, commonly referred to as a “Say-on-Pay” vote.
The Dodd-Frank Act also requires that a “say-on-frequency” vote be held at least every six years. At the Company’s 2017 Annual Meeting, we held a vote, on an advisory basis, on whether to hold an advisory vote on executive compensation every year, every two years, or every three years. Accordingly, the next “say-on-frequency” vote will be held at the Company’s 2023 Annual Meeting. At the 2017 Annual Meeting, the Company’s stockholders voted, on an advisory basis, to recommend that the future advisory votes on executive compensation be held annually, which was consistent with the recommendation of the Board of Directors. Accordingly, we have held an advisory vote on executive compensation at each Annual Meeting since the 2017 Annual Meeting.
The affirmative vote of a majority of the votes cast at the Annual Meeting will be necessary to approve the advisory vote on executive compensation. For purposes of the advisory vote to approve the Named Executive Officer compensation, abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of this proposal.
The advisory vote on executive compensation is a non-binding vote on the compensation of our NEOs as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement. The Compensation Discussion and Analysis section starts on page 19 of this Proxy Statement. Please read the Compensation Discussion and Analysis section which provides a detailed discussion of our executive compensation program and compensation philosophy, including information about 2020 compensation of our NEOs. This advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board of Directors, or our compensation policies as they relate to risk management.
The vote solicited by this Proposal No. 2 is advisory and therefore is not binding on the Company, our Board of Directors or our Compensation Committee. The outcome of the vote will not require the Company, our Board of Directors or our Compensation Committee to take any action and will not be construed as overruling any decision by the Company, our Board of Directors or our Compensation Committee. Furthermore, because this non-binding, advisory vote primarily relates to the compensation of our NEOs that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board of Directors, including our Compensation Committee, values the opinions of our stockholders, and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns. Stockholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal No. 2:
RESOLVED, that the stockholders of Getty Realty Corp. approve, on an advisory basis, the Named Executive Officer compensation as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion included in this proxy statement.
Recommendation
The Board of Directors unanimously recommends a vote “FOR” approval of the foregoing resolution. Proxies will be so voted unless stockholders specify otherwise in their proxies.

REPORT OF THE AUDIT COMMITTEE
To Our Stockholders:
This report addresses our compliance with rules of the Securities and Exchange Commission (the “SEC”) and the listing standards of the New York Stock Exchange (the “NYSE”) designed to enhance audit committee effectiveness to improve public disclosure about the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies.
Oversight Responsibilities
The Audit Committee of the Board of Directors of Getty Realty Corp., a Maryland corporation (the “Company”), is responsible for providing objective oversight of the Company’s financial accounting and reporting functions, system of internal control and audit process. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee’s Charter is available on the Company’s website located at www.gettyrealty.com and is available in print to any shareholder who requests it.
The Company’s management is responsible for the Company’s system of internal control and its financial reporting process. The independent registered public accountants, PricewaterhouseCoopers LLP, are responsible for performing an independent integrated audit of the Company’s consolidated financial statements and its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon. The Audit Committee is responsible for the monitoring and oversight of these processes.
Independence/Qualifications
The Board of Directors determined that for the year ended December 31, 2020 each member of the Audit Committee was “independent”, as such term is defined in the listing standards of the NYSE, and that each member who served on the Audit Committee for 2020 is “financially literate”, as such term is defined in the listing standards of the NYSE. The Board of Directors also determined that for the year ended December 31, 2020, Ms. Malanoski and Messrs. Coviello and Montag each qualified as an “audit committee financial expert” under the relevant rules of the SEC and each had the requisite accounting/financial management expertise required by the listing standards of the NYSE.
Sarbanes-Oxley Act Compliance
During the past year, the Audit Committee met regularly with management to assure that the Company’s internal control over financial reporting continued to meet applicable standards under the Sarbanes-Oxley Act and are compliant with the listing standards of the NYSE. The Company’s internal control over financial reporting was reviewed and tested by PricewaterhouseCoopers LLP, our independent auditors. Their report is included in our Annual Report on Form 10-K for the year ended December 31, 2020. At the Audit Committee meeting held on February 23, 2021, the Committee reviewed the Company’s internal control over financial reporting with management and PricewaterhouseCoopers LLP and determined that the Company is in compliance with the requirements applicable to it.
Financial Statements
With regard to our audited financial statements, the Audit Committee has:
(1)	reviewed and discussed the audited financial statements with management and with PricewaterhouseCoopers LLP;
(2)	discussed with PricewaterhouseCoopers LLP those matters required to be discussed under PCAOB standards, including those required by Auditing Standard No. 1301 (Communications with Audit Committees);
(3)
(a) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and (b) discussed with PricewaterhouseCoopers LLP their independence; and

(4)
based upon the review and discussions set forth in paragraphs (1) through (3) above, it was recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC.

Prior to the filing with the SEC of each of the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2020, the Audit Committee Chairman or another member of the Audit Committee reviewed with the Company’s management and PricewaterhouseCoopers LLP the Company’s interim financial results to be included in such reports and the matters required to be discussed by Auditing Standard No. 1301.
The report of the Audit Committee should not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and should not otherwise be deemed filed under the Securities Act or the Exchange Act.
Audit Committee:

Philip E. Coviello (Chairman)
Mary Lou Malanoski
Richard E. Montag
Howard B. Safenowitz

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item No. 3 on the Proxy Card)
On February 23, 2021, the Audit Committee appointed the firm of PricewaterhouseCoopers LLP (“PwC”), subject to ratification by the stockholders at the Annual Meeting, to audit the accounts of Getty with respect to our operations for the year ending December 31, 2021 and to perform such other services as may be required. Should PwC be unable to perform these services for any reason, the Audit Committee will appoint another independent registered public accounting firm to perform these services. As long as a quorum is present, a majority of votes cast at the Annual Meeting is necessary to ratify the appointment of the independent registered public accounting firm. For purposes of the appointment of PricewaterhouseCoopers LLP, abstentions are not considered votes cast and will have no effect on the outcome of this proposal. (The ratification of the appointment of auditors is considered a “routine” matter under The New York Stock Exchange (“NYSE”) rules for which brokers, banks, nominees or other record holders have discretionary authority to vote without receiving instructions from the beneficial owner of the shares. See “Broker Non-Votes” at page 2 of this Proxy Statement for further information.)
The Audit Committee’s Pre-Approval Policy requires pre-approval of services to be provided by PwC. The policy authorizes the Audit Committee to delegate to one or more of its members, and the Audit Committee has delegated to each of its members, authority to pre-approve non-audit services. Each member is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the non-audit services performed by PwC in 2019 and 2020 were pre-approved by the Audit Committee.
The fees payable to PwC, our independent registered public accounting firm, related to services provided for the years ended December 31, 2019 and 2020 were as follows:
		2019	2020
(a)	Audit Fees(1)	$910,000	$1,294,000
(b)	Audit Related Fees (assurance and related services reasonably related to audit or review of financial statements not reported under (a))(2)	$106,000	$216,000
(c)	Tax Fees (professional services for tax compliance, advice and planning)(3)	$300,000	$307,000
(1)
Includes the aggregate fees and expenses estimated or billed for professional services rendered by PwC for the integrated audit of the Company’s annual consolidated financial statements for the year and of its internal control over financial reporting as of year-end and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the year.

(2)	Represents fees for professional services rendered by PwC related to the comfort letters and other audit related services.
(3)	Represents fees for federal and state tax compliance, planning and tax research.
Representatives of the firm of PwC are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.
Recommendation
The Board of Directors recommends that you vote “FOR” the proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

PROPOSAL NO. 4
APPROVAL OF THE GETTY REALTY CORP.
THIRD AMENDED AND RESTATED 2004 OMNIBUS INCENTIVE COMPENSATION PLAN
(Item No. 4 on the Proxy Card)
Introduction
In 2004, our stockholders approved the Getty Realty Corp. 2004 Omnibus Incentive Compensation Plan which enabled the Company to develop and implement a variety of stock-based, incentive compensation programs for eligible employees and non-employee directors to further the Company’s compensation and business objectives. In 2017, our stockholders approved an amendment and restatement of the plan to extend the term of the plan for five years until May 4, 2022, and also reapproved the plan’s performance criteria to enable the Company to structure awards as qualifying performance-based compensation for federal tax purposes. In 2017, the Company first requested approval of an increase in the number of shares that the Company could issue under the plan by 500,000 to an aggregate number of 1,500,000 shares; the share reserve has only increased by 500,000 shares since the stockholders initially approved the plan in 2004. Other than the share reserve increase, the terms of the plan has remained substantially the same since it was first approved.
Under this proposal, we are asking our stockholders to approve the Third Amended and Restated 2004 Omnibus Incentive Compensation Plan (the “Restated Plan”), which includes the following changes to the plan as last amended and restated in 2017: (i) an increase in the aggregate number of shares that the Company may issue under awards under the plan by 2,500,000, so that the aggregate share reserve will be 4,000,000 shares; (ii) removal of the aggregate limit to the number of shares that may be subject to awards made in a calendar year to all participants; (iii) an increase of the annual individual limit per calendar year; (iv) removal of all references to “qualified performance based awards” under Code Section 162(m); (v) inclusion of a minimum restriction period of one year for all awards (subject to certain exceptions); (vi) the addition of certain defined terms; (vii) extend the term of the Restated Plan; and (viii) certain other changes. The Company believes that the revisions to the Restated Plan are needed to account for the Company’s growth as well as changes in the tax code and compensation best practices since 2004. The affirmative vote of a majority of the votes cast on the proposal at a meeting at which a quorum is present is required for approval of the Getty Realty Corp. Third Amended and Restated 2004 Omnibus Incentive Compensation Plan. For purposes of the vote to approve the Getty Realty Corp. Third Amended and Restated 2004 Omnibus Incentive Compensation Plan and under the Rules of the NYSE, abstentions will have the same effect as a vote against the proposal. Broker non-votes are not considered votes cast and will have no effect on the outcome of this proposal.
As of March 2, 2021, approximately 302,341 shares of common stock of the current 1,500,000 shares reserved for issuance under the current plan remain available for grant. Without an increase to the share reserve, this remaining share pool will not be sufficient to fulfill the Company’s equity compensation program during the next several years. We consider it important to maintain a strong association between compensation of our employees and our stockholders’ long-term interests. Awards under the Restated Plan are intended to provide our employees significant incentive to protect and enhance stockholder value.
In determining the share reserve under the Restated Plan, our Board of Directors considered the historical numbers of equity awards granted by the Company in the past three years as well as the extension of the plan’s term from five years to ten years. The Company’s three-year average burn rate is 0.4%. We believe our historical burn rate is reasonable for a company of our size in our industry, especially given our broad-based use of equity awards to compensate our employees and other key service providers. We will continue to monitor our equity use in future years to ensure our burn rate is within competitive market norms.
In setting the number of shares authorized for issuance under the Restated Plan, we considered the Company’s historical equity award grant practices. In 2018, 2019 and 2020, the Company granted equity awards representing a total of approximately 124,650 shares, 156,750 shares, and 191,050 shares, respectively, as follows:
	2020	2019	2018
Restricted Stock Units granted	191,050	156,750	124,650
Weighted-average shares of common stock outstanding during the fiscal year	42,070,000	41,110,000	40,191,000
Burn rate	0.45%	0.38%	0.31%

Our future burn rate will depend on a number of factors, including the number of participants in the Restated Plan, the price per share of our common stock, any changes to our compensation strategy, changes in business practices or industry standards, changes in our capital structure due to stock splits or similar events, the compensation practices of our competitors or changes in compensation practices in the market generally, and the methodology used to establish the equity award mix.
In determining the share reserve, we also considered the potential dilution that would result by approval of the authorization of the share reserve for the Restated Plan, including the policies of certain institutional investors and major proxy advisory firms. The actual dilution will depend on several factors, including the types of awards made under the Restated Plan.
By requesting stockholder approval of the Restated Plan, we are also asking stockholders to approve an extension of the term of the plan from five years to ten years. The previous five-year duration was only included to address the stockholder approval requirements under Code Section 162(m) for performance-based awards. Due to the changes made by the Tax Cuts and Jobs Act to Section 162(m), the Company believes a ten-year duration is more appropriate. Therefore, the Restated Plan will remain in effect until February 22, 2031. A copy of the Restated Plan is attached hereto as Appendix A. The following summary is qualified by reference to the full text of the Restated Plan.
Purpose of the Restated Plan
The Restated Plan is designed to:
•
attract, retain, motivate and provide additional incentives for outstanding performance to our non-employee directors, officers and employees, whose contributions are essential to the growth and success of the Company;

•	enable key personnel to participate in the long-term growth of the Company through stock ownership;
•	motivate key personnel by means of growth-related incentives to achieve long-range goals; and
•	link the personal interest of participants to those of our stockholders.
Toward these objectives, the Compensation Committee, as administrator of the Restated Plan (the “Administrator”), may grant awards of restricted stock, restricted stock units, performance awards, dividend equivalent awards, stock payments and deferred stock awards to eligible individuals. The Restated Plan does not provide for the grant of stock options or stock appreciation rights.
The Board of Directors and the Compensation Committee believe that it is in the best interest of our stockholders for officers, employees and directors of the Company to own stock in the Company and to vest in them a proprietary interest in the success of the Company and its subsidiaries, and that such ownership will enhance the Company’s ability to attract and retain highly qualified personnel and enhance the long-term performance of the Company and its subsidiaries.
Key Features Designed to Protect Stockholders’ Interests
The Restated Plan’s design reflects our commitment to strong corporate governance and the desire to preserve stockholder value as demonstrated by the following Restated Plan features:
Independent Administrator. Our Compensation Committee, which is comprised solely of independent, non-employee directors, is the Administrator. The Compensation Committee may delegate administrative powers to officers and employees, but all determinations regarding awards to our employees, executive officers and non-employee directors must be made by the Compensation Committee or our Board of Directors.
No Evergreen Feature. The Restated Plan does not contain an “evergreen” provision that automatically increases the number of shares authorized for issuance under the plan.
Limited Share Recycling. The Restated Plan does not allow for aggressive share recycling. This means that any shares surrendered to us as payment used to pay taxes associated with an award will not be made available under the Restated Plan for future awards.
No Repricing Potential. Because the Restated Plan does not allow the grant of stock options or stock appreciation rights, the potential for repricing underwater awards is absent under the Restated Plan.

Annual Per-Participant Limits on Awards. The Restated Plan limits the size of awards that may be granted during any one calendar year to any participant.
Performance-Based Awards. The Restated Plan permits the grant of performance-based stock awards that vest or are earned only upon the attainment of specified performance goals.
Minimum Restriction Period for All Awards. The Restated Plan requires all awards to be subject to a minimum restriction period of 12 months from the date of grant, except in the case of death, disability, retirement, termination of employment, a change of control, another event as determined by the Committee or 5% of the aggregate share reserve.
No Transfers for Value. Participants are not permitted to transfer awards for value under the Restated Plan.
Overview of the Restated Plan
The following summary describes the material features of the Restated Plan. The summary is qualified by reference to the full text of the Restated Plan, which is annexed to this Proxy Statement as Appendix A.
Administration
Generally, the Restated Plan will be administered by the Compensation Committee; provided however, that the full Board of Directors, acting by a majority of its members in office, will conduct the general administration of the Restated Plan with respect to awards granted to independent directors. The Compensation Committee will have the authority to administer the Restated Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards, terms of vesting, the acceleration or waiver of any vesting restriction and the timing and manner of settling vested awards. In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Compensation Committee under the Restated Plan, except with respect to matters which under SEC Rule 16b-3 or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Compensation Committee.
Eligibility
The individuals eligible to participate in the Restated Plan will include all (approximately 30) employees of the Company and its subsidiaries, as determined by the Compensation Committee, and all members of the Board of Directors, comprised of up to seven persons.
Limitation on Awards and Shares Available
If approved, an aggregate of 4,000,000 shares of our common stock (which includes the 2,500,000 share increase request) will be available for grant pursuant to the Restated Plan, as measured from the date of inception of the plan in May 2004. As of March 2, 2021, approximately 302,341 shares of common stock of the current share reserve of 1,500,000 shares remain available for grant, subject to adjustments for changes in our capitalization (as more fully described below) and restoration of shares resulting from award forfeitures and the like.
The shares of common stock covered by the Restated Plan will be authorized but unissued shares. As of March 2, 2021, the fair market value of a share of our common stock, determined by the last reported sale price per share of the common stock on such date as quoted on the New York Stock Exchange, was $28.38. If any right to acquire shares of common stock under any award under the Restated Plan expires, is forfeited or is canceled, or is settled in whole or in part for cash as permitted by the Restated Plan, the number of shares subject to such canceled, forfeited or expired award, and the number of shares with respect to which an award was settled in cash, again may be awarded under the Restated Plan.
The Restated Plan has limitations on the size of awards that may be granted during any one calendar year to any one participant. Specifically, subject to adjustments for changes in our capitalization, the maximum number of shares of common stock that may be made subject to awards granted under the Restated Plan during a calendar year to any one participant is, in the aggregate, 150,000 shares, and solely with respect to cash performance awards and dividend equivalent awards granted to such participants, the maximum dollar amount that may be earned thereunder for any calendar year by any one participant is $2,500,000.
In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, common stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of common stock or other securities of the Company, issuance of warrants or other rights to purchase common stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the common stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Restated Plan or with respect to an award, then the Compensation Committee will, in such manner as it may deem equitable, adjust any or all of: (i) the number and kind of shares of common stock (or other securities or property) with respect to which awards may be granted or awarded (including, but not limited to, adjustments of the limitations on the maximum number and kind of shares which may be issued, in the aggregate and on a per person basis, and adjustments of the annual aggregate award limit); (ii) the number and kind of shares of common stock (or other securities or property) subject to outstanding awards; and (iii) the grant or other characteristics of any award.
For purposes of clarity, the Restated Plan includes the following “Change of Control” definition: (a) a transaction or series of transactions resulting in more than 50% of the voting stock of the Company being held by a Person or Group (as defined in Rule 13d-5 under the Exchange Act) that does not include the Company; (b) the date on which a majority of the members of the Board is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; (c) the consummation by the Company of a sale or other disposition of all or substantially all of the assets of the Company, in any single transaction or series of related transactions, to a Person (as defined in Rule 13d-5 under the Exchange Act) who is not an affiliate of the Company or an entity in which the shareholders of the Company immediately prior to such transaction do not control more than 50% of the voting power immediately following the transaction; (d) a merger, consolidation, reorganization or business combination of the Company into another entity which is not an affiliate of the Company or an entity in which the shareholders of the Company immediately prior to such transaction do not control more than 50% of the voting power immediately following the transaction; or (e) the approval by the Company's stockholders of a liquidation or dissolution of the Company; provided, that the transaction or event described in (a), (b), (c), (d) or (e) constitutes a “change in control event” as defined in Section 1.409A-3(i)(5) of the Department of Treasury Regulations. The Restated Plan does not revise the treatment of awards upon a corporate transaction or other similar event which shall be determined by the Compensation Committee.
The Restated Plan provides for the grant of restricted stock, restricted stock units, performance awards, dividend equivalents, stock payments and deferred stock awards.
A restricted stock award is the grant of shares of common stock at a price determined by the Compensation Committee (which price may be no less than par value unless otherwise permitted by applicable state law), that is non-transferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock will, unless the Compensation Committee determines otherwise, have full dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Compensation Committee.
A restricted stock unit has a value equal to one share of common stock and may be settled, in the sole discretion of the Compensation Committee, in cash or by the issuance of such share. The grant of a restricted stock unit does not provide voting or other stockholder rights unless and until the restricted stock unit is settled for a share of common stock. However, to the extent provided in the applicable award agreement, an award of restricted stock units may include dividend equivalents. An award of restricted stock units is non-transferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals.
Dividend equivalents represent the value of the dividends per share paid by the Company, calculated with reference to the number of shares covered by the restricted stock unit or other award held by the participant. Dividend equivalents may be paid in cash or in shares of common stock or in a combination of both, in the sole discretion of the Compensation Committee.
A performance award is a cash bonus, stock bonus or other performance or incentive award that is paid in cash, common stock or a combination of both, conditioned upon the achievement of certain performance goals established by the Compensation Committee. The value of such performance awards may be linked to any one or more of the performance criteria set forth below or other specific performance criteria determined appropriate by the Compensation Committee, in each case on a specified date or dates or over any period or periods determined by the Compensation Committee.
For performance awards granted, the relevant performance criteria upon which the performance goals may be established are the following business criteria with respect to the Company, any subsidiary or any division or operating unit thereof:
(a)	net income;
(b)	pre-tax income;
(c)	operating income;
(d)	cash flow;
(e)	earnings per share;
(f)	return on equity;
(g)	return on invested capital or assets;
(h)	cost reductions or savings;
(i)	appreciation in the Fair Market Value of a share of Common Stock;
(j)	operating profit;
(k)	working capital;
(l)	earnings before any one or more of the following items: interest, taxes, depreciation or amortization;
(m)	funds from operations (“FFO”);
(n)	adjusted funds from operations (“AFFO”); and
(o)	such other items as determined by the Administrator
provided, that each of the business criteria described in subsections (a) through (l) shall be determined in accordance with generally accepted accounting principles (“GAAP”) and each of the business criteria described in subsections (m) and (n) are non-GAAP measures that shall be determined in accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) modified guidance for reporting FFO and as reported in the Company’s Exchange Act reports for the fiscal year(s) which comprise the relevant performance period. For each fiscal year of the Company, the Compensation Committee may provide for objectively determinable adjustments, as determined in accordance with GAAP or NAREIT, to any of the business criteria described in subsections (a) through (o) for one or more of the items of gain, loss, profit or expense: (i) determined to be extraordinary or unusual in nature or infrequent in occurrence; (ii) related to the disposal of a segment of a business; (iii) related to a change in accounting principles under GAAP; (iv) related to discontinued operations that do not qualify as a segment of a business under GAAP; (v) attributable to the business operations of any entity acquired by the Company during the fiscal year and (vi) reflecting adjustments to funds from operations with respect to straight-line rental income as reported in the Company’s Exchange Act reports. The list of performance criteria above is the same as previously approved by stockholders in 2017, with only the addition of subsection (o).
Stock payments and deferred stock awards are shares of common stock granted to eligible participants, the number of which are determined by the Compensation Committee in its discretion. Such awards may include payments of a fixed number of shares to all employees at the end of each calendar year or payments to employees based upon their years of service to the Company.
Minimum Restriction Period for All Awards.
Generally, all awards under the Restated Plan will be subject to a minimum restriction period of 12 months from the date of grant. This minimum vesting requirement will not prohibit the Committee from accelerating vesting in connection with a participant's death, disability, retirement, termination of employment, a change of control (as defined in the Restated Plan), or such other events that the Administrator determines. In addition, notwithstanding the minimum restriction period, up to five percent (5%) of the shares reserved for awards may be granted with vesting terms not conforming to the 12 month minimum restriction period.
Duration
The Restated Plan will terminate on the earliest of (a) the earliest date as of which all awards granted under the Restated Plan have been satisfied in full or terminated and no shares approved for issuance under the Restated Plan remain available to be granted under new awards, (b) February 22, 2031 or (c) a date chosen by the Administrator in its discretion subject to the terms of the Restated Plan.
Amendment and Termination
The Compensation Committee or the Board of Directors may terminate, amend, or modify the Restated Plan at any time; provided, however, that stockholder approval must be obtained for any amendment to increase the maximum number of shares issuable under the Restated Plan, or to any one participant in one calendar year, or to the extent required in order to comply with any applicable law, regulation or stock exchange rule.
In no event may an award be granted pursuant to the Restated Plan on or after the tenth anniversary of the last date on which the Company’s stockholders approve the Restated Plan.
Federal Income Tax Consequences
Non-transferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant).
Stock-based performance awards, restricted stock units, dividend equivalents and other types of awards generally are subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company generally will have a corresponding deduction at the time the participant recognizes income.
New Plan Benefits
Future Awards: Awards are subject to the discretion of the Compensation Committee, so the benefits or amounts that any participant or group of participants may receive in the future under the Restated Plan are not currently determinable.
Past Awards: As of March 2, 2021, the aggregate numbers of shares of common stock made subject to awards granted to certain persons and groups under the plan since its initial adoption in May 2004, of which the Restated Plan is a continuation, are as follows:
Name and Position	Number of Shares
Christopher J. Constant, President and CEO	148,750
Mark J. Olear, Executive Vice President and Chief Operating Officer	103,150
Joshua Dicker, Executive Vice President, General Counsel and Secretary	134,150
Brian Dickman, Executive Vice President, Chief Financial Officer and Treasurer	30,000
Danion Fielding, Former Vice President, Chief Financial Officer and Treasurer(1)	42,400
All Current Executive Officers as a Group(2)	458,250
All Current Directors(3) who are not Executive Officers	289,000
All Employees, including current Officers who are not Executive Officers, as a Group	532,125
(1)	Mr. Fielding, our former Vice President, Chief Financial Officer and Treasurer, resigned from his positions with the Company effective December 11, 2020.
(2)
Current Executive Officers are Executive Officers holding office as of March 2, 2021. Includes Eugene Shnayderman, who was and is an executive officer and reporting person for purposes of Section 16(a) of the Exchange Act as of March 2, 2021.

(3)	Excludes Leo Liebowitz who resigned from his position as Chairman of the Board and a director of the Company effective February 23, 2021.

Equity Compensation Plans
The following chart presents information regarding Getty’s equity compensation plans as of December 31, 2020:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column of this chart)
Equity Compensation Plans approved by stockholders: - the 2004 Plan	837,475(1)	$0.00	513,296(2)
Equity Compensation Plans not approved by stockholders	N/A	N/A	N/A
Total	837,475		513,296
(1)	Represents shares underlying outstanding vested and unvested RSUs that are settleable, in the discretion of the Compensation Committee, in cash or in shares of the Company’s common stock.
(2)	The 2004 Plan permits awards of restricted stock, RSUs, cash, stock or other performance awards, dividend equivalents, deferred stock awards, stock payments and stock awards.
Recommendation
The Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the Getty Realty Corp. Third Amended and Restated 2004 Omnibus Incentive Compensation Plan.

DEADLINES FOR SUBMITTING STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING
Stockholder proposals to be considered for inclusion in next year’s Proxy Statement pursuant to Rule 14a-8 under the Exchange Act must be received by November 18, 2021. Any stockholder proposal or director nomination to be presented at the 2022 annual meeting that is not intended to be included in next year’s Proxy Statement will be considered untimely if we receive it before January 27, 2022 or after February 26, 2022. Such proposals and nominations also must be made in accordance with our Bylaws. An untimely proposal may be excluded from consideration at the 2022 annual meeting.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Pursuant to Section 16(a) of the Exchange Act and the rules issued thereunder, Getty’s officers and directors are required to file reports of ownership and changes in ownership of Getty equity securities with the SEC and the NYSE. As a matter of practice, our administrative staff assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files those reports on their behalf. Based solely on a review of the Forms 3, 4 and 5 filed with the SEC during 2020 and written representations provided by our directors and officers, Getty believes that during 2020 all of our officers and directors complied with the Section 16(a) requirements, except that a Form 4 for Christopher J. Constant was filed on December 14, 2020 with respect to shares issued pursuant to the Company’s employee anniversary grant program on November 27, 2020.
OTHER MATTERS
Management does not know of any matters, other than those referred to above, to be presented at the meeting for action by the stockholders. However, if any other matters are properly brought before the meeting, or any adjournment or adjournments or postponements thereof, we intend to cast votes pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.
We are furnishing proxy materials to our stockholders through the internet as permitted under the rules of the Securities and Exchange Commission. Under these rules, many stockholders will receive the Notice of Internet Availability instead of a paper copy of the Notice of Annual Meeting of Stockholders and Proxy Statement, our proxy card, and our Annual Report to Stockholders. Stockholders who do not receive a Notice of Internet Availability will receive a paper copy of the proxy materials by mail. The Notice of Internet Availability instructs you how you may submit your proxy over the internet. If your shares are held in “street name”, which means they are held for your benefit in the name of a broker, bank, nominee or other record holder, you will receive instructions from your broker, bank, nominee or other record holder on how you can indicate the votes you wish to cast with respect to your shares. Please be aware that beneficial owners of shares held in “street name” must enter the control number found on their proxy card, voting instruction form or Notice of Internet Availability in order to vote during the virtual Annual Meeting. You may revoke your proxy at any time prior to it being exercised. Record holders may revoke their proxy by voting via the website during the meeting or by submitting a new proxy, dated after the date of the proxy to be revoked, to the Secretary of the Company at the Company’s address shown on the cover page of this Proxy Statement, prior to the Annual Meeting. If your shares are held in “street name”, you must contact your broker, bank, nominee or other record holder for instructions on revoking your proxy. Brokerage houses and other custodians will be requested to forward solicitation material to beneficial owners of stock that they hold of record. We will reimburse brokerage houses, banks and custodians for their out of pocket expenses in forwarding proxy material to the beneficial owners. The cost of this solicitation, which will be effected by mail, will be borne by us.
March 16, 2021
By Order of the Board of Directors,

/s/ JOSHUA DICKER
Joshua Dicker Executive Vice President, Secretary and General Counsel

APPENDIX A

THE GETTY REALTY CORP. THIRD AMENDED AND RESTATED 2004 OMNIBUS INCENTIVE COMPENSATION PLAN
NOTE: THIS FORM OF OMNIBUS EQUITY-BASED COMPENSATION PLAN IS INTENDED TO ALLOW THE COMPENSATION COMMITTEE MAXIMUM FLEXIBILITY BY PROVIDING FOR AWARDS OF RESTRICTED STOCK, RESTRICTED STOCK UNITS, AND STOCK BONUSES (AND CASH BONUSES IN CONNECTION THEREWITH), AS LONG AS THE BOARD HAS GIVEN ITS PRIOR APPROVAL OF SUCH TYPE OF AWARD.

The purpose of the Getty Realty Corp. Third Amended and Restated 2004 Omnibus Incentive Compensation Plan (the “Plan”) is to provide a flexible framework that will permit the Board of Directors (the “Board”) of Getty Realty Corp. (the “Company”) by and through the Company’s Compensation Committee (the “Committee”) to develop and implement a variety of stock-based, incentive compensation programs based on the changing needs of the Company, its competitive market, and regulatory climate. The Plan is a continuation and extension of the Second Amended and Restated Getty Realty Corp. 2004 Omnibus Incentive Compensation Plan.
The Board and senior management of the Company believe it is in the best interest of its shareholders for officers, employees and directors of the Company to own stock in the Company and to vest in them a proprietary interest in the success of the Company and its subsidiaries, and that such ownership will enhance the Company’s ability to attract and retain highly qualified personnel and enhance the long-term performance of the Company and its subsidiaries.
ARTICLE I.  DEFINITIONS
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
1.1. “Administrator” shall mean the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 7.1 hereof.
1.2. “Award” shall mean a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, or a Stock Payment award which may be awarded or granted under the Plan (collectively, “Awards”).
1.3. “Award Agreement” shall mean a written agreement executed by an authorized officer of the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.
1.4. “Board” shall mean the Board of Directors of the Company.
1.5.“Change of Control” shall mean (a) a transaction or series of transactions resulting in more than 50% of the voting stock of the Company being held by a Person or Group (as defined in Rule 13d-5 under the Exchange Act) that does not include the Company; (b) the date on which a majority of the members of the Board is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; (c) the consummation by the Company of a sale or other disposition of all or substantially all of the assets of the Company, in any single transaction or series of related transactions, to a Person (as defined in Rule 13d-5 under the Exchange Act) who is not an affiliate of the Company or an entity in which the shareholders of the Company immediately prior to such transaction do not control more than 50% of the voting power immediately following the transaction; (d) a merger, consolidation, reorganization or business combination of the Company into another entity which is not an affiliate of the Company or an entity in which the shareholders of the Company immediately prior to such transaction do not control more than 50% of the voting power immediately following the transaction; or (e) the approval by the Company’s stockholders of a liquidation or dissolution of the Company; provided, that the transaction or event described in (a), (b), (c), (d) or (e) constitutes a “change in control event” as defined in Section 1.409A-3(i)(5) of the Department of Treasury Regulations.
1.6. “Code” shall mean the Internal Revenue Code of 1986, as amended.
1.7. “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board.
1.8. “Common Stock” shall mean the common stock of the Company, par value $.01 per share.
1.9. “Company” shall mean Getty Realty Corp., a Maryland corporation.
1.10. “Deferred Stock” shall mean Common Stock awarded under Article V of the Plan.
1.11. “Director” shall mean a member of the Board.
1.12. “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Article V of the Plan.

1.13. “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.
1.14. “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.
1.15. “Escrow Holder” shall mean the Secretary of the Company or such other person or company that the Committee may designate to serve as the Escrow Holder hereunder.
1.16. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
1.17. “Fair Market Value” of a share of Common Stock as of a given date shall be (a) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (b) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on such date as reported by Nasdaq or such successor quotation system, or (c) if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Administrator acting in good faith.
1.18. “Holder” shall mean a person who has been granted or awarded an Award.
1.19.“Independent Director” shall mean a member of the Board who is not an Employee of the Company.
1.20. “Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article V of the Plan.
1.21. “Performance Criteria” shall mean the following business criteria with respect to the Company, any Subsidiary or any division or operating unit thereof: (a) net income; (b) pre-tax income; (c) operating income; (d) cash flow; (e) earnings per share; (f) return on equity; (g) return on invested capital or assets; (h) cost reductions or savings; (i) appreciation in the Fair Market Value of a share of Common Stock; (j) operating profit; (k) working capital; (l) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (m) funds from operations (“FFO”); (n) adjusted funds from operations (“AFFO”); and (o) such other items as determined by the Administrator; provided, that each of the business criteria described in subsections (a) through (l) shall be determined in accordance with generally accepted accounting principles (“GAAP”) and each of the business criteria described in subsections (m) and (n) are non-GAAP measures that shall be determined in accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) modified guidance for reporting FFO and as reported in the Company’s Exchange Act reports for the fiscal year(s) which comprise the relevant performance period. For each fiscal year of the Company, the Committee may provide for objectively determinable adjustments, as determined in accordance with GAAP or NAREIT, to any of the business criteria described in subsections (a) through (o) for one or more of the items of gain, loss, profit or expense: (i) determined to be extraordinary or unusual in nature or infrequent in occurrence; (ii) related to the disposal of a segment of a business; (iii) related to a change in accounting principles under GAAP; (iv) related to discontinued operations that do not qualify as a segment of a business under GAAP; (v) attributable to the business operations of any entity acquired by the Company during the fiscal year and (vi) reflecting adjustments to funds from operations with respect to straight-line rental income as reported in the Company’s Exchange Act reports.
1.22. “Plan” shall mean the Getty Realty Corp. Third Amended and Restated 2004 Omnibus Incentive Compensation Plan.
1.23. “Restriction Period” means, with respect to Awards, the period commencing on the date of grant of such Award to which vesting, transferability or other restrictions and a risk of forfeiture apply and ending upon (i) the expiration of the applicable vesting conditions, transferability, other restrictions and/or lapse of risk of forfeiture and/or (ii) the achievement of the applicable Performance Criteria (it being understood that the Administrator may provide that vesting or transferability shall occur and/or restrictions or forfeiture shall lapse with respect to portions of the applicable Award during the Restriction Period in accordance with Section 3.3).
1.24. “Restricted Stock” shall mean Common Stock awarded under Article IV of the Plan.

1.25. “Restricted Stock Unit” shall mean the award of the rights to receive at a future date the issuance of or a cash amount equivalent to the Fair Market Value of a share of Common Stock, described in Article VI of the Plan.
1.26. “Retirement” shall mean Termination of Employment by a Holder on or after the Holder’s sixty-fifth birthday or the Holder’s completion of twenty full (not necessarily consecutive) years of employment with the Company.
1.27. “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as such rule may be amended from time to time.
1.28. “Securities Act” shall mean the Securities Act of 1933, as amended.
1.29. “Stock Payment” shall mean a payment in the form of shares of Common Stock awarded under Article V of the Plan.
1.30. “Subsidiary” shall mean any corporation, limited partnership or limited liability company in an unbroken chain of such entities beginning with the Company if each of the entities other than the last entity in the unbroken chain then owns equity interests possessing 50% or more of the total combined voting power of all classes of equity interest in one of the other entities in such chain.
1.31. “Termination of Directorship” shall mean the time when a Holder who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death, or Retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.
1.32. “Termination of Employment” shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability (within the meaning of Section 409A(a)(2)(C) of the Code), or Retirement; but excluding (a) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary or the simultaneous appointment to serve or continuing service by the Holder as a Director, (b) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Administrator, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee; provided, however, that for purposes of any payment under or settlement of any Award where such payment or settlement constitutes deferred compensation within the meaning of Section 409A of the Code, Termination of Employment shall have the same meaning as “separation from service” under Section 409A of the Code. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment.
ARTICLE II.  SHARES SUBJECT TO PLAN
2.1. Shares Subject to Plan.
(a) The shares of stock subject to Awards shall be Common Stock. Subject to adjustment as provided in Section 8.3, the aggregate number of such shares which may be issued with respect to Awards granted under the Plan, measured from the inception date of the Getty Realty Corp. 2004 Omnibus Incentive Compensation Plan, shall not exceed 4,000,000 shares. The shares of Common Stock issuable with respect to such Awards shall be previously authorized but unissued shares.
(b) Subject to adjustment as provided in Section 8.3, the maximum number of shares of Common Stock that may be made subject to Awards granted under the Plan during a calendar year to any one Holder is, in the aggregate, 150,000 shares, and solely with respect to cash Performance Awards granted pursuant to Section 5.2 and Dividend Equivalents granted pursuant to Section 5.3, the maximum dollar amount that may be earned thereunder for any calendar year by any one Holder shall be $2,500,000. If an Award is terminated, surrendered or canceled in the same year in which it was granted, such Award nevertheless will continue to be counted against the limitations set forth herein for the calendar year in which it was granted.
2.2. Add-back of Rights. If any right to acquire shares of Common Stock under any Award under the Plan expires, is forfeited, is cancelled, or is redeemed in whole or in part for cash in lieu of Common Stock, as permitted by the Plan, the number of shares subject to such Award or other right but as to which such Award or other right was not exercised prior to its expiration, forfeiture, or cancellation or with respect to which the redemption is for cash in lieu of Common Stock may again be granted or awarded hereunder, subject to the limitations of Section 2.1; provided, however, that any shares of Common Stock that are withheld or redeemed for the satisfaction of tax withholding obligations with respect to an Award shall not be made available for subsequent grant or award hereunder. Furthermore, any shares subject to Awards which are adjusted pursuant to Section 8.3 with respect to shares of stock of another corporation shall be considered cancelled and may again be granted or awarded hereunder, subject to the limitations of Section 2.1.
ARTICLE III.  GRANTING OF AWARDS
3.1. Award Agreement. Each Award shall be evidenced by an Award Agreement.
3.2. Limitations Applicable to Section 16 Reporting Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.3. Minimum Restriction Period for All Awards. Except as provided below and notwithstanding any provision of the Plan to the contrary, each Award granted under the Plan shall be subject to a minimum Restriction Period of 12 months from the date of grant. Except as provided below and notwithstanding any provision of the Plan to the contrary, this minimum Restriction Period (i.e. vesting/restriction/transferability/forfeiture period) may be accelerated or waived in the event of a Participant’s death, disability, Retirement, Termination of Employment, upon a Change of Control or such other events that the Committee determines. Notwithstanding the minimum Restriction Period, subject to adjustment as provided in Section 8.3, up to five percent (5%) of the shares of Common Stock reserved for Awards under Section 2.1(a) of the Plan, may be granted with vesting terms not conforming to the minimum Restriction Period as set forth in this Section 3.3.
3.4. At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of the Company or any Subsidiary, or as a Director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company or any Subsidiary.
ARTICLE IV.  AWARD OF RESTRICTED STOCK
4.1. Eligibility. Subject to Section 2.1(b), Restricted Stock may be awarded to any Employee who the Committee determines is a valued Employee or any Director who the Committee determines should receive such an Award.
4.2. Award of Restricted Stock.
(a) The Committee may from time to time, in its absolute discretion:
(i) Determine which Employees are valued Employees and select from among the valued Employees or Directors (including Employees or Directors who have previously received other awards under the Plan) such of them as in its opinion should be awarded Restricted Stock; and
(ii) Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with the Plan.
(b) The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.
(c) Upon the selection of a valued Employee or Director to be awarded Restricted Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as the Committee deems appropriate.

4.3. Rights as Shareholders. Subject to Section 4.4, upon delivery of the shares of Restricted Stock to the Escrow Holder pursuant to Section 4.6, the Holder shall have, unless otherwise provided by the Committee, all the rights of a shareholder with respect to said shares, subject to the restrictions in the Holder’s Award Agreement, including the right to receive dividends and other distributions paid or made with respect to the shares (which dividends (including Dividend Equivalents) and distributions shall be delivered to the Escrow Holder and distributed to the Holder upon expiration or termination of the applicable restrictions); provided, however, that in the reasonable discretion of the Committee, uniformly applied to similar cases, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 4.4.
4.4. Restriction. All shares of Restricted Stock issued under the Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability, Company performance and individual performance. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. If no monetary consideration was paid by the Holder upon issuance, a Holder’s rights in unvested Restricted Stock shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration, upon Termination of Employment or, if applicable, upon Termination of Directorship with the Company.
4.5. Repurchase of Restricted Stock. The Committee shall provide in the terms of each individual Award Agreement that the Company shall have the right to repurchase from the Holder the Restricted Stock then subject to restrictions under the Award Agreement (i.e. not vested) immediately upon a Termination of Employment or, if applicable, upon a Termination of Directorship between the Holder and the Company, at a cash price per share equal to the price paid by the Holder for such Restricted Stock.
4.6. Escrow. The Escrow Holder shall retain physical custody of certificate(s) representing Restricted Stock until the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate(s) expire or shall have been removed or until the expiration of such other period of time or the satisfaction of conditions, as may be specified by the Committee in the Holder’s Award Agreement. In lieu of share certificate(s) being delivered to an Escrow Holder, the Committee may cause the shares to be registered in the Holder’s name in book-entry form.
4.7. Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on any physical certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.
Upon the expiration or other termination of such restrictions, the Committee shall cause the Escrow Holder to deliver such certificate(s) to the Secretary of the Company, who shall cause the transfer agent for the Company to issue to the Holder new certificate(s) for such shares without any restrictive legend or to retain the shares registered in the Holder’s name in book-entry form free of restrictions on transfer.
4.8. Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer (to the Escrow Holder or otherwise) of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.
ARTICLE V.  PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS,
DEFERRED STOCK, STOCK PAYMENTS
5.1. Eligibility. Subject to Section 2.1(b), one or more Performance Awards, Dividend Equivalents, awards of Deferred Stock and/or Stock Payments may be granted to any Employee whom the Committee determines is a valued Employee or any Director whom the Committee determines should receive such an Award.
5.2. Performance Awards. Any Employee or Director selected by the Committee may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Employee or Director.

5.3. Dividend Equivalents. Any Employee or Director selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date a Restricted Stock Unit, Deferred Stock or Performance Award is granted, and the date such Restricted Stock Unit, Deferred Stock or Performance Award is settled, vests or expires, as determined by the Committee. Payments pursuant thereto shall be delivered, in the discretion of the Committee, either (x) to the Holder, or (y) to the Escrow Holder, to be held for the benefit of the Holder in a bookkeeping account or such other actual or deemed investment vehicle as may be set forth in the applicable Award Agreement or, if not set forth therein, as may be determined by the Committee in its discretion, until settlement, vesting or expiration thereof. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.
5.4. Stock Payments. Any Employee or Director selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter and may include payments of a fixed number of shares to all Employees at the end of each calendar year or payments to Employees based upon their years of service to the Company.
5.5. Deferred Stock. Any Employee or Director selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Common Stock underlying a Deferred Stock Award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Holder of Deferred Stock shall have no rights as a Company shareholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued.
5.6. Term. The term of a Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment shall be set by the Committee in its discretion.
5.7. Purchase Price. The Committee may establish the purchase price of a Performance Award, shares of Deferred Stock or shares received as a Stock Payment; provided, however, that such price shall not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law.
5.8. Payment Upon Termination of Employment or Termination of Directorship. A Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment is payable only while the Holder is an Employee or Independent Director, as applicable; provided, however, that the Committee, in its sole and absolute discretion may provide that the Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment may be paid subsequent to a Termination of Employment or Termination of Directorship following a Change of Control of the Company; provided, further, in its sole and absolute discretion may provide that Performance Awards may be paid following a Termination of Employment or a Termination of Directorship without cause, or following a Change of Control of the Company, or because of the Holder’s Retirement, death or disability, or otherwise.
5.9. Form of Payment. Payment of the amount determined under Section 5.2 or 5.3 above shall be in cash, in Common Stock or a combination of both, as determined by the Committee. To the extent any payment under this Article V is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 5.10.
5.10. Conditions to Issuance of Stock. The Company shall not be required to issue shares of Common Stock or deliver any certificate or certificates for shares of Common Stock prior to fulfillment of all of the following conditions:
(a) the admission of such shares to listing on all stock exchanges on which such class of stock is then listed;
(b) the completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) the obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(d) the lapse of such reasonable period of time following entitlement thereto as the Administrator may establish from time to time for reasons of administrative convenience; and
(e) the receipt by the Company of full payment of the required consideration for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such shares.
ARTICLE VI.  AWARD OF RESTRICTED STOCK UNITS
6.1. Eligibility. Subject to Section 2.1(b), Restricted Stock Units may be awarded to any Employee who the Committee determines is a valued Employee or any Director who the Committee determines should receive such an Award.
6.2. Award of Restricted Stock Units.
The Committee may from time to time, in its absolute discretion:
(a) determine which Employees are valued Employees and select from among the valued Employees or Directors (including Employees or Directors who have previously received other awards under the Plan) such of them as in its opinion should be awarded Restricted Stock Units; and
(b) determine the terms and conditions applicable to such Restricted Stock Units, consistent with the Plan.
6.3. Restriction. All Restricted Stock Units issued under the Plan shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning, vesting, settlement upon vesting, voting rights and transferability, Company performance and individual performance; provided, however, that, by action taken after the Restricted Stock Units are issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock Units may not be sold or encumbered until all restrictions are terminated or expire. If no monetary consideration was paid by the Holder upon issuance, a Holder’s rights in unvested Restricted Stock Units shall lapse, and such Restricted Stock Units shall be surrendered to the Company without consideration, upon Termination of Employment or, if applicable, upon Termination of Directorship with the Company.
6.4. Settlement of Restricted Stock Units. To the extent, and in the manner, described in the applicable Award Agreement, Restricted Stock Units may be settled in cash (at the Fair Market Value of the underlying Common Stock) or by issuance of the underlying shares of Common Stock, such election to be made, at the time of settlement, in the sole discretion of the Committee.
6.5. No Rights as a Shareholder. Until any settlement of a Restricted Stock Unit for a share of Common Stock pursuant to an Award Agreement, no Holder of a Restricted Stock Unit shall have any rights as a shareholder of the Company with respect thereto.
6.6. Dividend Equivalents. To the extent expressly provided in the applicable Award Agreement, an award of Restricted Stock Units may include Dividend Equivalents, which shall be upon terms and conditions, and may be subject to restrictions, all as determined by the Committee in its sole discretion, as set forth in the applicable Award Agreement.
ARTICLE VII.  ADMINISTRATION
7.1. Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreements, to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, and to interpret, amend or revoke any such rules. The Committee shall also have the power to amend any Award Agreement, provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely. Grants or Awards under the Plan need not be the same with respect to each Holder. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan, except with respect to matters which under Rule 16b-3, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Independent Directors.
7.2. Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.
7.3. Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.
ARTICLE VIII.  MISCELLANEOUS PROVISIONS
8.1. Not Transferable.
(a) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such shares underlying such Award have been issued, and all restrictions applicable to such shares have terminated, expired or lapsed. No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
(b) During the lifetime of the Holder, only the Holder may exercise rights under an Award (or any portion thereof) granted to the Holder under the Plan, unless it has been disposed of with the consent of the Administrator pursuant to a DRO. After the death of the Holder, any vested portion of an Award may, prior to the time when such portion becomes cancelled or forfeited under the Plan or the applicable Award Agreement, be settled by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.
8.2. Duration, Amendment, Suspension or Termination of the Plan. The Plan shall remain in effect, subject to the right of the Board or the Committee to amend or terminate the Plan at any time, until the earlier of (a) the earliest date as of which all Awards granted under the Plan have been satisfied in full or terminated and no shares of Common Stock approved for issuance under the Plan remain available to be granted under new Awards or (b) February 22, 2031. Except as otherwise provided in this Section 8.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator. However, without approval of the Company’s shareholders before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 8.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan and no action of the Administrator may be taken that would otherwise require approval by the Company’s shareholders as a matter of applicable law, regulation or rule. No amendment, suspension or termination of the Plan shall, without the consent of the Holder, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan.
8.3. Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
(a) Subject to Sections 8.3(d) and (f), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:
(i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued, in the aggregate and on a per person basis);
(ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and
(iii) the grant or other characteristics of any Award.
(b) Subject to Section 8.3(d), in the event of any transaction or event described in Section 8.3(a), or a Change of Control or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events, or to give effect to such changes in laws, regulations or principles:
(i) to provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the settlement of such Award or realization of the Holder’s rights had such Award been currently payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;
(ii) to provide that the Award cannot vest, be settled or become payable after such event;
(iii) to provide that such Award shall be fully vested as to all shares covered thereby, notwithstanding anything to the contrary in the provisions of such Award;
(iv) to provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(v) to make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant), and the criteria included in, outstanding rights and awards and rights and awards which may be granted in the future; and
(vi) to provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 4.5 or forfeiture under Section 4.4 after such event.
Implementation of the provisions of this Section 8.3(b) shall be conditioned upon consummation of the transaction or event.
(c) Subject to Sections 3.2, 3.3 and 8.3(d), the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

(d) No such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award, if not a whole number, shall always be rounded to the next highest whole number.
(e) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(f) The Administrator shall exercise its discretion under this Section 8.3 reasonably and uniformly with respect to similar cases.
(g) The Administrator shall ensure that any action taken pursuant to Section 8.3(a) through 8.3(f) with respect to any Award that is subject to the provisions of Section 409A of the Code shall comply with the provisions of Section 409A of the Code.
8.4. Approval of Plan by Shareholders. The Plan will be submitted for the approval of the Company’s shareholders after the date of the Board’s initial adoption of the Plan as amended and restated herein, and any amendment to the Plan increasing the aggregate number of shares of Common Stock issuable under the Plan will be submitted for the approval of the Company’s shareholders after the date of the Board’s adoption of such amendment.
8.5. Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, or payment of any Award. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, settlement or payment of any Award (or which may be repurchased from the Holder of such Award within six months after such shares of Common Stock were acquired by the Holder from the Company) in order to satisfy the Holder’s federal and state income and payroll tax liabilities with respect to the issuance, vesting, or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.
8.6. Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall, to the extent permitted by applicable law, have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate (whether or not vested) shall be forfeited, if (b)(i) a Termination of Employment or Termination of Directorship occurs prior to a specified date, or within a specified time period following receipt of the Award, or (ii) the Holder incurs a Termination of Employment or Termination of Directorship for cause.
8.7. Effect of Plan Upon Options and Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees or Directors of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

8.8. Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
8.9. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.
8.10. Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of New York without regard to conflicts of laws thereof.
8.11. 409A Savings Clause. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the Code. The Plan and all Awards shall be administered, interpreted, and construed in a manner consistent with Section 409A of the Code. Should any provision of the Plan, any Award Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Section 409A of the Code, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the Holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A of the Code. If the Company or Administrator by its operation of the Plan or an Award Agreement and by no fault of the Holder causes an Award to fail to meet the requirements of paragraphs (2), (3) or (4) of Section 409A(a) of the Code to the extent that Section 409A of the Code applies to such Award, the Company shall reimburse the Holder for interest and additional tax payable with respect to previously deferred compensation as provided in Section 409A(a)(1)(B) of the Code incurred by the Holder including a tax “gross-up” on such reimbursement. Any such reimbursement and tax gross-up payment shall be calculated in good faith by the Administrator and shall be paid by the end of the Holder’s taxable year next following the Holder’s taxable year in which the related taxes are remitted to the taxing authority. Notwithstanding anything in the Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Section 409A of the Code unless and to the extent that such accelerated payment or settlement is permissible under Treasury Regulation 1.409A-3(j)(4) or any successor provision.
* * *

GETTY REALTY CORP.
ATTN: CHRISTOPHER J. CONSTANT
292 MADISON AVE
9TH FLOOR
NEW YORK, NY 10017-6318

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 26, 2021 for shares held directly and by 11:59 P.M. Eastern Time on April 22, 2021 for shares held in the Getty Realty Corp. Retirement and Profit Sharing Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GTY2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 26, 2021 for shares held directly and by 11:59 P.M. Eastern Time on April 22, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D36885-P50172

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GETTY REALTY CORP.

The Board of Directors recommends you vote FOR the election of each of the following nominees:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Christopher J. Constant	☐	☐
1b. Milton Cooper	☐	☐
1c. Philip E. Coviello	☐	☐
1d. Mary Lou Malanoski	☐	☐
1e. Richard E. Montag	☐	☐
1f. Howard B. Safenowitz	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY).	☐	☐	☐
3. RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.	☐	☐	☐
4. APPROVAL OF THE GETTY REALTY CORP. THIRD AMENDED AND RESTATED 2004 OMNIBUS INCENTIVE COMPENSATION PLAN.	☐	☐	☐

Note: And such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D36886-P50172

GETTY REALTY CORP.
Annual Meeting of Stockholders
April 27, 2021 2:30 PM
This proxy is solicited by the Board of Directors

The undersigned stockholder of Getty Realty Corp. hereby constitutes and appoints CHRISTOPHER J. CONSTANT and BRIAN DICKMAN, and each of them individually, the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution, to vote on all matters which may properly come before the 2021 Annual Meeting of Stockholders (or if only one shall be present and acting at the meeting then that one), all of the shares of common stock of the corporation that the undersigned would be entitled, if personally present, to vote at the Annual Meeting of Stockholders of the corporation to be held in a virtual format only, on April 27, 2021 at 2:30 PM, and any adjournment or postponement thereof.

This proxy will vote as the Board of Directors recommends where a choice is not specified.

Continued and to be signed on reverse side